SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       UNITED STATES AIRCRAFT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
5)   Total fee paid:

     ---------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                                                              "PRELIMINARY COPY"

                       UNITED STATES AIRCRAFT CORPORATION
                         3625 N. 16TH STREET, SUITE 112
                             PHOENIX, ARIZONA 85016
                                 (602) 263-8887


Dear Stockholders:                                                 June 15, 1999

         You are cordially invited to attend a special meeting of the stockholders of United States Aircraft Corporation (the "Company") to be held at 3121 E. Greenway Road, Suite 201, Phoenix, Arizona 85032 on June 29, 1999 at 10:00 a.m. Arizona time (the "Special Meeting").

         At the Special Meeting, you will be asked to approve a proposal to amend and restate the Company's Certificate of Incorporation, authorizing: (i) the reclassification of the Company's Class A Common Stock and Class B Common Stock into a single new class of Common Stock ("New Common Stock") pursuant to the following ratios: shares of Class A Common Stock will be reclassified into shares of New Common Stock on the basis of 5 shares of Class A Common Stock into one share of New Common Stock and shares of Class B Common Stock will be reclassified into New Common Stock on the basis of 6 1/2 shares of Class B Common Stock into one share of New Common Stock; (ii) the issuance of up to 100,000,000 shares of New Common Stock; (iii) the issuance of up to 75,000,000 shares of preferred stock; (iv) the change of name of the Company from United States Aircraft Corporation to Neo Vision Corporation; and (v) make certain technical amendments set forth in the Company's First Restated Certificate of Incorporation attached as APPENDIX I to the Proxy Statement.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS BEING FAIR TO, AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

         APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION WILL REQUIRE AN AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF BOTH THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK, EACH VOTING SEPARATELY AS A CLASS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT WITH REGARD TO THE NUMBER OF SHARES THAT YOU OWN. YOUR PROMPT RETURN OF THE COMPLETED PROXY SAVES THE COMPANY THE EXPENSE OF COSTLY PROXY SOLICITATION.

         You may revoke your Proxy if you decide to attend the Special Meeting and vote in person. Should you require assistance concerning your Proxy or if you have any questions regarding the voting procedure or the Proxy Statement, please feel free to contact the undersigned at (602) 263-8887.

                                   Sincerely,

                                   /s/ Harry V. Eastlick

                                   Harry V. Eastlick
                                   Chief Executive Officer

                                                              "PRELIMINARY COPY"


                       UNITED STATES AIRCRAFT CORPORATION
                         3625 N. 16TH STREET, SUITE 112
                             PHOENIX, ARIZONA 85016
                                 (602) 263-8887

                  NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD JUNE 29, 1999

         Notice is hereby given that a special meeting of the stockholders (the "Special Meeting") of United States Aircraft Corporation, a Delaware corporation (the "Company") will be held at 3121 E. Greenway Road, Suite 201, Phoenix, Arizona 85032 on June 29, 1999, at 10:00 a.m., Arizona time, for the following purposes:

         1. To amend and restate the Company's  Certificate of Incorporation to:
(i) authorize the issuance of up to 100,000,000 shares of a single new class of common stock, $.001 par value per share ("New Common Stock"); (ii) reclassify the Company's Class A Common Stock and Class B Common Stock into shares of New Common Stock on the basis of 5 shares of Class A Common Stock into one share of New Common Stock and 6 1/2 shares of Class B Common Stock into one share of New Common Stock; (iii) authorize the issuance of up to 75,000,000 shares of preferred stock; (iv) change the name of the Company to "Neo Vision
Corporation"; and (v) make certain technical amendments set forth in the Company's First Restated Certificate of Incorporation attached as APPENDIX I to the Proxy Statement

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         Only holders of record of the Company's Class A Common Stock or Class B Common Stock at the close of business on June 2, 1999, the record date of the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The approval of the proposal to amend and restate the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of both the Class A Common Stock and Class B Common Stock, each voting separately as a class.


         You are  cordially  invited  to attend the  Special  Meeting in person.
Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign, and return the accompanying proxy card in the enclosed postage-paid envelope as soon as possible. You may revoke your written proxy by delivering a written instruction, or a duly executed proxy bearing a later date, to the Secretary of the Company at any time prior to or at the Special Meeting or by attending the Special Meeting and voting in person. However, returning a proxy now will assure your vote is counted at the Special Meeting if you are unable to attend.

                                 By Order of the Board of Directors,


                                 /s/ Harry V. Eastlick

                                 Harry V. Eastlick
                                 Chairman of the Board of Directors

Phoenix, Arizona


June 15, 1999


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE PERSONALLY, IN WHICH EVENT THE SIGNED PROXIES WILL BE REVOKED.

                                                              "PRELIMINARY COPY"

                            ------------------------

                                 PROXY STATEMENT
                       UNITED STATES AIRCRAFT CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS

                             -----------------------

         This Proxy Statement is being furnished to the stockholders of United States Aircraft Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Company Board") for use at the Special Meeting of Stockholders of the Company (including any adjournments or postponements thereof) (the "Special Meeting"), to be held on June 29, 1999 at the time and place set forth in the accompanying notice. Only stockholders of record as of the close of business on June 2, 1999, the record date of the Special Meeting, are entitled to notice of and to vote at the Special Meeting.

         The purpose of the Special Meeting is to consider and vote upon: a proposal to amend and restate the Company's Certificate of Incorporation. The First Restated Certificate of Incorporation is attached to this Proxy Statement as APPENDIX I.

         The Company seeks your approval to amend and restate the Company's Certificate of Incorporation to: (i) authorize the issuance of up to 100,000,000 shares of New Common Stock; (ii) reclassify the currently outstanding shares of Class A Common Stock and Class B Common Stock into shares of New Common Stock;
(iii) authorize the issuance of up to 75,000,000 shares of preferred stock; (iv) change the name of the Company to "Neo Vision Corporation"; and (v) make certain technical amendments set forth in the Company's First Restated Certificate of Incorporation attached as APPENDIX I to this Proxy Statement.

         The outstanding shares of the Company's Class A Common Stock, are traded on the NASDAQ OTC Bulletin Board under the symbol "UAIRA." The Company intends to reserve a new symbol, "NEOV", for trading of shares of New Common Stock on the NASDAQ OTC Bulletin Board.

         This Proxy Statement and the accompanying proxy card are first being mailed to the stockholders of the Company on or about June 15, 1999.

         FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE TRANSACTIONS CONTEMPLATED THEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 4.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                       THE DATE OF THIS PROXY STATEMENT IS


                                  JUNE 15, 1999

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

FORWARD-LOOKING STATEMENTS................................................  1
AVAILABLE INFORMATION.....................................................  1
SUMMARY.....................................................................2
RISK FACTORS................................................................4
SUMMARY HISTORICAL FINANCIAL DATA..........................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................19
THE SPECIAL MEETING........................................................31
BUSINESS OF UNITED STATES AIRCRAFT CORPORATION.............................32
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND OFFICERS.....................................................45
PRICE RANGE OF COMMON STOCK................................................46
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE.....................................46
PROPOSAL TO AMEND AND RESTATE THE COMPANY'S
CERTIFICATE OF INCORPORATION...............................................47
EXPERTS....................................................................50
LEGAL OPINIONS.............................................................50
OTHER MATTERS..............................................................50
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS ...............................F-1
First Restated Certificate of Incorporation........................Appendix I

                           FORWARD-LOOKING STATEMENTS

         Certain statements and information contained or incorporated by reference in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology such as "may," "will," "believe," "expect," "anticipate," "estimate," "project" or "continue" or the negative thereof or other comparable terminology. By their nature, forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, they can give no assurance that the expectations will be achieved.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1924, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of the Web Site is http://www.sec.gov.

                                     SUMMARY

        THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL INFORMATION REGARDING THE COMPANY, OR THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. THIS SUMMARY IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO HEREIN. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT.

THE COMPANY

        The Company is engaged in the adult real estate education industry and the travel service industry. Neo Vision, Inc., acquired on June 30, 1998, provides advertising, programming, and information to remote audiences using computer, video, and signal transmission technology, accomplished by showing mixed-media programming and advertising onto video screen walls in regional shopping malls or airports through satellite transmission from Neo Vision's production facility in Phoenix, Arizona. See, "BUSINESS OF UNITED STATES AIRCRAFT CORPORATION."

SPECIAL MEETING

         A special meeting of stockholders of the Company (the "Special Meeting") will be held on June 29, 1999, at 10:00 a.m., Arizona time, at 3121 East Greenway Road, Suite 201, Phoenix, Arizona. The purpose of the Special
Meeting is to consider and vote upon a proposal to amend and restate the Company's Certificate of Incorporation. See "THE SPECIAL MEETING," and "PROPOSAL TO AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF INCORPORATION."

RECORD DATES; VOTES REQUIRED

         Only holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on June 2, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 9,927,504 shares of the Company's Class A Common Stock outstanding, and 4,962,801 shares of the Company's Class B Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. The presence of stockholders at the Special Meeting, in person or by proxy, entitled to cast a majority of all votes entitled to be cast at such meeting will constitute a quorum. The affirmative vote of a majority of the outstanding shares of both the Company's Class A Common Stock and Class B Common Stock, each voting separately as a class, is required to approve the amendment and restatement of the Company's Certificate of Incorporation.

         As of the Record Date, the directors and executive officers of the Company collectively beneficially own a total of 898,708 shares of Class A Common Stock (representing approximately 9% of the outstanding shares of Class A Common Stock), 2,750,000 shares of Class B Common Stock (representing 55% of the outstanding shares of Class B Common Stock), and 3,648,708 shares of the collective outstanding shares of Class A Common Stock and Class B Common Stock (representing approximately 24% of the collective outstanding shares of Class A Common Stock and Class B Common Stock). All of such shares are expected to be voted in favor of the proposal. See "THE SPECIAL MEETING - Vote Required."

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Company's Board of Directors has unanimously approved the proposed amendment and restatement of the Company's Certificate of Incorporation.

                                  RISK FACTORS

         INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE," "PROJECT" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER COMPARABLE TERMINOLOGY. THE FOLLOWING MATTERS AND CERTAIN OTHER FACTORS NOTED THROUGHOUT THIS PROXY STATEMENT AND EXHIBITS HERETO AND THERETO CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO ANY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PREDICTED IN ANY SUCH FORWARD-LOOKING STATEMENTS.

         In considering whether to approve the proposal to amend and restate the Company's Certificate of Incorporation, the Company's stockholders should carefully consider, in addition to the other information in this Proxy Statement, the following matters:

LACK OF FAIRNESS OPINION

         The Company did not obtain any independent evaluation in determining whether the difference in the exchange ratio between the Class A Common Stock and Class B Common Stock was fair from a financial point of view. Therefore, each stockholder must make his or her own determination as to the fairness of the reclassification of the Company's Class A Common Stock and Class B Common Stock without any expert advice. Stockholders should consider consulting their own financial advisors prior to voting on the approval of the amendment and restatement of the Company's Certificate of Incorporation. There can be on assurance that the terms of the reclassification of the Class A Common Stock and Class B Common Stock into new Common Stock are fair to stockholders from a financial point of view.

DEPENDENCE UPON MANAGEMENT

         Prior to the acquisition of Neo Vision, Inc., the Company's Board of Directors consisted of Harry Eastlick, Donald Cline, Whipple Manning, and John Thomas. In accordance with the acquisition of Neo Vision, Inc., the Company's Board of Directors elected Anthony Christopher, Albert Lundstrom, and Jack Eberenz as directors and executive officers of the Company. In addition, the Company entered into employment agreements with Messrs. Christopher, Lundstrom, Eberenz, and Eastlick. Mr. Christopher, the former principal shareholder of Neo Vision, resigned on November 9, 1998 as both an employee and as a director; however, in April 1999 he has agreed to return to the Company on a consulting basis. Mr. Albert Lundstrom, the President and Chief Executive Officer from July 1, 1998, and Mr. Jack Eberenz, the Executive Vice President and Secretary from July 1, 1998, both resigned on April 27, 1999 as employees and directors of the Company and Neo Vision, Inc. The resignations leave Harry Eastlick, who has been reelected Chairman of the Board and Chief Executive Officer, as the only remaining executive officer. There will likely be a period of adjustment as new management of the Company is instituted. The loss of Harry Eastlick or the lack of availability of Mr. Christopher could result in a significant decrease in the Company's prospects for success. In addition, there is no assurance that the new management group to be formed will be able to achieve profitability for the Company.

RESIGNATION OF EXECUTIVE OFFICERS

     In accordance with the July 30, 1998 Exchange Agreement for the acquisition of Neo Vision, Anthony Christopher, Albert Lundstrom and Jack Eberenz were elected as directors and executive officers of the Company. On November 9, 1998, Mr. Christopher resigned his position as both a director and executive officer of the Company and Neo Vision. On April 27, 1999, Albert Lundstrom and Jack Eberenz resigned as directors and executive officers of the Company and Neo
Vision. The Board of Directors has agreed to negotiate a settlement agreement with Mr. Lundstrom and Mr. Eberenz and if a satisfactory settlement cannot be reached, the parties have agreed to mediation and binding arbitration. With the resignation of Mr. Lundstrom and Mr. Eberenz, Mr. Christopher, in April 1999, agreed to return to the Company and Neo Vision on a consulting basis.

CONTINUING LOSSES; NEED FOR ADDITIONAL FUNDING

         The Company's business activities prior to the acquisition of Neo Vision have suffered continuing losses and Neo Vision has incurred losses since inception. See "RISK FACTORS - "Risks Associated with Neo Vision" and "Risks Associated with of the Company." As a result, the Company had outstanding indebtedness of approximately $519,000 at September 30, 1998, and Neo Vision had outstanding indebtedness of approximately $1,268,000 at such date. Although the Company will not assume the Neo Vision indebtedness, that indebtedness will not be repaid as a result of the acquisition of Neo Vision and will remain the obligation of Neo Vision after the approval of the reclassification. The Company expects that $800,000 of Neo Vision indebtedness will be converted into New Common Stock upon the approval of the reclassification hereunder through appropriate placement. Currently, neither the Company nor Neo Vision has the ability to repay such debt. Further, the Company may experience increased losses as a result of the anticipated expansion of Neo Vision's business. The Company will require additional funding to cover these losses and expand its business. This funding may include debt and equity financing, all of which may be highly dilutive to the stockholders of the Company. No assurance can be given as to the ability of the Company to obtain needed financing or the terms of such financing. The inability of the Company to obtain necessary financing could result in the inability of the Company to expand its business or even continue its operations. See "CONSOLIDATED FINANCIAL STATEMENTS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

RISKS ASSOCIATED WITH ISSUANCE OF PREFERRED STOCK

         Approval of the amendment and restatement of the Company's Certificate of Incorporation will enable the Company to issue up to 75,000,000 shares of preferred stock. While providing flexibility in connection with possible financings, acquisitions, and other corporate purposes, the issuance of Preferred Stock, among other things, could adversely affect the relative voting power of the holders of common stock, could have a dilutive effect on earnings per share, and under certain circumstances, be used as a means of discouraging, delaying, or preventing a change in control of the Company. There are no outstanding shares of Preferred Stock at the present time, or any commitments, options or other rights presently outstanding for the issuance of Preferred Stock. The Company has no present plan to issue shares of its Preferred Stock, although the Company's need for additional financing increases the likelihood the Company may find it necessary or desirable to issue Preferred Stock.

RIGHTS TO ACQUIRE SHARES

         A total of 160,150 shares of New Common Stock have been reserved for issuance upon exercise of warrants previously granted by Neo Vision at a weighted average exercise price of $3.00 per share, and, based on the outstanding principal and accrued interest of Neo Vision debentures (the " Neo Vision Debentures") at March 31, 1999, 1,500,000 shares have been reserved for issuance pursuant to such Debentures, for the payment to a Neo Vision financial consultant for past services rendered to Neo Vision, for conversion of the minority interest in NV-1, LLC and for conversion of the Company debentures and accrued interest. During the terms of such options, warrants, and Neo Vision Debentures, the holders thereof will have an opportunity to profit from an increase in the market price of Common Stock with resulting dilution in the interests of holders of Common Stock. The existence of such stock options and warrants may adversely affect the terms on which the Company can obtain additional financing, and the holders of such options and warrants can be expected to exercise such options at a time when the Company, in all likelihood, would be able to obtain additional capital by offering shares of its Common Stock on terms more favorable to the Company than those provided by the exercise of such options and warrants.

SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Common Stock of the Company in the public market following the reclassification of the Company's Class A Common Stock and Class B Common Stock into New Common Stock could adversely affect prevailing market prices. Of the 2,749,890 shares of New Common Stock to be outstanding after the reclassification of the Company's Class A Common Stock and Class B Common Stock, approximately 1,750,000 shares will be eligible for resale in the public market without restriction. Further, the Company will have outstanding warrants convertible into up to 160,150 shares of New Common Stock. These outstanding warrants will be immediately exercisable.

CHANGE IN CONTROL PROVISIONS

         The Company's proposed First Restated Certificate of Incorporation (the "Restated Certificate") and the Delaware General Corporation Law (the "General Corporation Law") contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of stockholders. The Restated Certificate also authorizes the Board of Directors, without stockholder approval, to issue one or more series of preferred stock which could have voting and conversion rights that adversely affect the relative voting power of the holders of Common Stock. The General Corporation Law also imposes conditions on certain business combination transactions with "interested stockholders" (as defined therein).

ABSENCE OF LIQUID PUBLIC MARKET

         The Company's Class B Common Stock is not publicly traded. The Company's Class A Common Stock is traded on the NASDQ OTC Bulletin Board on an extremely limited basis. As a result of the Company having two classes of Common Stock and the extremely limited trading market for the Company's Class A Common stock, trading in the Class A Common Stock has been subject to substantial fluctuations. Moreover, in view of such a limited market it may be extremely difficult for any owner of the Class A Common Stock to sell shares without having an adverse effect on the market price of the Common Stock. The reclassification of both Class A Common Stock and Class B Common Stock into a single new class of Common Stock may decrease the liquidity of any stockholder's investment, especially since the reclassification will reduce the number of freely tradable shares of Class A Common Stock to one-fifth of their former number. Further, the Company's New Common Stock will not be traded on the NASDAQ SmallCap market, and it is unlikely that such stock would be so traded in the foreseeable future. The Company's New Common Stock also may constitute a "penny stock" under the rules and regulations of the Securities and Exchange Commission, and such designation may have an adverse effect on the market in the Company's New Common Stock.

LACK OF DIVIDENDS

         The Company intends to employ all available funds for the development of its business and, accordingly, does not intend to declare or pay cash dividends in the foreseeable future.

RISKS ASSOCIATED WITH NEO VISION

NEW BUSINESS CONCEPT; LIMITED OPERATING HISTORY; CONTINUING LOSSES; GOING-CONCERN CONSIDERATIONS


         Neo Vision was incorporated in June 1997 and completed its development stage in June 1998. Neo Vision has a limited operating history with respect to the distribution and marketing of its video wall advertising business. Thus, Neo

Vision will be subject to all of the risks inherent with a start-up business. In particular, Neo Vision has had negative cash flow and operating losses since inception. Further, Neo Vision gross revenues at the two Las Vegas locations have declined since November 1998 and the video system at the McCarran Airport in Las Vegas has been closed with the equipment being liquidated. Neo Vision reported a net loss of approximately $(675,865) for the year ended September 30, 1998. Neo Vision will require capital provided by securities offerings, and in all likelihood, significant additional capital to fully implement its business plan and expand its operations. There can be no assurance that Neo Vision will be able to achieve, or maintain, profitable operations or positive cash flow at any time in the future. In addition, the report by Neo Vision's independent certified public accountants on Neo Vision's financial statements for the fiscal year ended September 30, 1998 states that Neo Vision's significant operating losses raise substantial doubt about Neo Vision's ability to continue as a going concern. See "CONSOLIDATED FINANCIAL STATEMENTS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

NEED FOR ADDITIONAL CAPITAL; RISK OF SUBSTANTIAL DILUTION

         The Company anticipates that Neo Vision will require substantial additional funding to adequately meet management's growth objectives and fully implement its business plan. Further, in the event that Neo Vision is unable to obtain sufficient financing, there is no assurance that Neo Vision will be able to successfully penetrate the video wall advertising marketplace, and achieve widespread acceptance. The Company may seek additional debt or equity financing through banks, other financial institutions, companies, or individuals. Management has engaged financial consultants to assist in obtaining $500,000 to $750,000 in additional capital. However, no assurance can be given that the Company will be able to obtain any such additional equity or debt financing on satisfactory terms or at all. No assurance can be given that any such financing, if obtained, will be adequate to meet Neo Vision's needs for the foreseeable future. If the Company is not able to successfully obtain sufficient capital, through securities offerings and from additional sources, Neo Vision's ability to continue as a viable line of business for the Company will be substantially impaired.

EXISTING DEBT OBLIGATIONS

         As of March 31, 1999, Neo Vision had approximately $800,000 in outstanding convertible debentures bearing interest at rates of between 10% and 12% per annum, with total accrued interest at March 31, 1999 of $84,000. These debentures were issued in multiple series beginning in 1997 and ending in 1998. The Neo Vision debentures provide that the principal and accumulated interest are convertible to Neo Vision common stock at the rate of one share of Neo Vision common stock for each $1.00 (or $1.25 for certain debentures) of outstanding principal amount and accrued interest of debentures upon completion of a transaction that results in unrestricted securities of Neo Vision (or with respect to certain of the debentures its successor) being issued and outstanding. The Company believes that the terms of the debentures either require the conversion of the debentures into New Common Stock upon the effectiveness of a registration statement for the conversion of the debentures or if a registration statement is not filed, that the debenture holders will elect to convert their debentures, pursuant to a private placement offering.

         Of the total outstanding Neo Vision debentures, $420,000 were due in December 1998 with the remainder due in May 1999. Neo Vision has not paid any of the past-due debentures. Neo Vision currently cannot repay such debentures. The Company has received signed agreements from substantially all of the debenture holders to convert their convertible debentures and related accrued interest into shares of the Company's New Common Stock. The Company plans to offer to exchange these debentures for shares of New Common Stock upon their authorization through a private placement.

         Based on the Series A and B conversion rate of $1 per share and the Series C conversion rate of $1.25 per share, approximately 885,000 shares of New Common Stock would be issued if all of the debenture holders elected to convert.

         However, no assurances can be given that the debenture holders will in fact convert their debentures into shares of New Common Stock. In the event that such debenture holders do not so convert their debentures, the Company intends to seek to refinance such debentures. However, in the event the debentures are not converted, and the Company is unable to refinance such indebtedness, then Neo Vision may be unable to continue its operations.


UNCERTAINTY OF WIDESPREAD MARKET ACCEPTANCE OF PRODUCTS; LIMITED MARKETING EXPERIENCE


         Neo Vision started marketing its video wall advertising service in June 1998. Neo Vision has entered into two agreements, both in Las Vegas, Nevada, to provide its video wall advertising service and Neo Vision has not been successful in selling advertising on the Las Vegas walls. Neo Vision is negotiating other agreements to offer its service to various malls and airports throughout the country. However, there can be no assurance that additional agreements will be executed in the near future or that existing agreements will be profitable. As is typical with new services, demand and market acceptance for Neo Vision's services are subject to a high level of uncertainty. The profitability will be highly dependent on its ability to persuade its potential customers to implement the use of its video wall technology rather than more traditional methods of advertising. Achieving widespread market acceptance for the video wall advertising service will require substantial marketing efforts and the expenditure of sufficient funds to create brand recognition, customer demand, and to cause potential customers to consider the potential benefits of Neo Vision's service as against more traditional advertising methods to which they have long been accustomed. Moreover, Neo Vision's ability to achieve widespread market acceptance will depend in part on Neo Vision's ability to locate, hire, and retain sufficient qualified marketing personnel and to fund marketing efforts. There can be no assurance that the video wall advertising service will achieve widespread market acceptance or that Neo Vision's marketing efforts will result in profitable operations.

CERTAIN FACTORS AFFECTING OPERATING RESULTS

         Neo Vision's operating results will be affected by a wide variety of factors that could adversely affect its total revenue and profitability. These factors, many of which are beyond the control of the Company and Neo Vision, include creating and continuing interest in video wall advertising; Neo Vision's success in obtaining and maintaining customer satisfaction with video wall advertising; the level and timing of the demand for Neo Vision's services and Neo Vision's ability to expand its personnel, equipment, and administrative support functions; changes in the mix of services it provides; technological changes; and competition and competitive pressures on prices. Neo Vision's revenue and results of operations also may be subject to fluctuations based upon general economic conditions. If there were to be a general economic downturn or a recession, there would be a material adverse effect on Neo Vision's business, operating results, and financial condition.

LACK OF DIVERSIFICATION; RISKS OF INVESTING IN LIMITED PRODUCTS

         The success of Neo Vision's  business,  will depend almost  entirely on the market  acceptance  of the video  wall  method of  advertising.  The plan of operation, therefore, subjects Neo Vision to the economic fluctuations within the advertising industry and increases the risk associated with its operations. This primary dependence on one type of service renders Neo Vision more vulnerable than companies with a more diversified offering of services. Significant delays in development could greatly affect Neo Vision's competitiveness. There can be no assurance that Neo Vision's video wall method of advertising will not become obsolete earlier than anticipated. There also can be no assurance that the Company will be able to devote sufficient resources to the research and development effort required to enable Neo Vision to meet future technological changes. An investment in any aspect of the technological industry is speculative and historically has involved a high degree of risk.

RISK OF LONG TERM ACCEPTANCE OF VIDEO WALL ADVERTISING

         Because Neo Vision's video wall advertising method is new, it is difficult to estimate the acceptance by potential advertising service users and in turn, rates of rejection or dissatisfaction with the video wall method of advertising. The failure of Neo Vision to achieve long-term acceptance of the video wall method of advertising would have a material adverse effect upon Neo Vision, and thus the Company's business.

MANAGEMENT OF GROWTH

         The Company plans to expand Neo Vision's business significantly over the next 12 months. The expansion of Neo Vision's business will require it to enhance its operational, financial, and information systems; to motivate and manage its existing personnel and to attract and retain additional managerial, technical, and marketing personnel; to enhance its technical equipment; and to expand the development and marketing of video wall method of advertising. The failure of Neo Vision to expand its systems, personnel, equipment, and administrative resources on an effective basis could have a material adverse effect on Neo Vision's business, and thus the Company's business, operating results, and financial condition.

NEED FOR ADDITIONAL DEVELOPMENT OF CERTAIN PRODUCTS

         The Company anticipates that Neo Vision's future research and development activities combined with experience gained from future users of its video wall advertising service could result in the need for further refinement and development. The Company also expects Neo Vision to modify its services for particular locations. There can be no assurance that unforeseen circumstances will not require expensive additional development of Neo Vision's video wall advertising service. In addition, the Company may in the future need to make improvements of its video wall advertising service in order for it to remain competitive. The costs for any such improvements may be substantial.

COMPETITION

         Neo Vision's business is primarily proprietary in nature. Neo Vision does not have patent protection for any of its proprietary technology and does not believe that such protection is available. Thus, potential competitors could implement advertising services similar to Neo Vision's video walls. Therefore, no assurance can be given that Neo Vision's method of video wall advertising will be able to successfully compete with these potential competitors. Further, Neo Vision will be competing against advertising companies who utilize more traditional methods of advertising and have established relationships with potential Neo Vision clients.

YEAR 2000 COMPLIANCE

         Neo Vision has assessed its Year 2000 issues and its readiness for this potential problem. Neo Vision has examined its information technology systems and believes that, given that its operations do not depend on information technology as such, the Year 2000 should have no effect on its information technology systems.


         Further, Neo Vision has assessed its non-information technology systems and believes that Neo Vision is Year 2000 compliant because it is operated using personal, as opposed to mainframe, computer technology. These personal computers were purchased in the last three years and run on a standard operating system. In addition, all software run by Neo Vision is standard, off-the-shelf software purchased in the last three years. Thus, due to the dates of purchase of its systems, Neo Vision believes that all of its systems are Year 2000 compliant. Beginning in January 1999, Neo Vision began seeking assurances from the manufacturers of its personal computers that such computers are indeed Year 2000 compliant. This will complete Neo Vision's internal examination of Year 2000 issues.

         In establishing a Year 2000 remediation program, Neo Vision has entered its next phase by implementing an examination procedure for its third-party suppliers and vendors. As a component of this program, in January 1999 Neo Vision began to send written requests for assurances that these third parties are addressing their own Year 2000 issues. Most significantly, Neo Vision intends to address the Year 2000 readiness state of the providers of its satellite delivery system by requesting a written Year 2000 compliance program which these providers are implementing. In the event that any suppliers or vendors do not exhibit Year 2000 readiness to the satisfaction of management, such suppliers or vendors will be replaced as management deems appropriate.


         The cost of Neo Vision's Year 2000 compliance program has not had, and is not expected to have, a material impact on its results of operations, financial condition, or liquidity. Neo Vision has not been required to prematurely replace equipment due to Year 2000 issues, nor has it needed to hire Year 2000 solution providers. Further, Neo Vision does not anticipate the necessity of such expenses in the future. Finally, Neo Vision anticipates that the cost of ensuring compliance of third parties will be minimal.

         Neo Vision anticipates, in its reasonably likely worst case Year 2000 scenario, that the failure of its clients and suppliers to adequately address their own Year 2000 issues could impact such parties' ability to provide the materials used in constructing new video walls or to make payments for Neo Vision's services. In addition, the failure of the providers of the satellite delivery system to address Year 2000 issues could negatively impact Neo Vision's ability to transmit signals onto its video walls, which could interrupt the images displayed on these walls. This could adversely affect Neo Vision's business, financial condition, cash flows, and results of operations.

         Neo Vision's greatest Year 2000 concern is the transmission of signals onto its video walls. Neo Vision is in the process of completing its contingency plans for such an event. In the event of an interruption of the satellite delivery system, Neo Vision anticipates being able to reroute the signals for delivery over conventional land lines at little additional cost. Neo Vision believes that the cost to engage stand-by providers for signal delivery outweighs the potential benefit of such contracts at this time. If Neo Vision is not satisfied with the steps taken by the satellite provider to prepare for the Year 2000, Neo Vision will contract for additional providers at that time. Neo Vision anticipates receiving this information and making this determination by July 1999. This analysis, and any action taken as a result of this analysis, will complete Neo Vision's contingency plans. Even if action is necessary, Neo Vision anticipates that its contingency plans will be completed by August 1999.

RISKS ASSOCIATED WITH THE SCHOOL AND TRAVEL OPERATIONS

LACK OF PROFITABLE OPERATIONS

         The Company's real estate school, travel agency, and real estate lines of business experienced a net loss of $(189,484) and a net loss of $(49,922) for the fiscal years ended September 30, 1998 and 1997, respectively. No assurance can be given that the Company will be able to attain or maintain a profitable level of operations for these lines of business in the future, or that it will not continue to incur operating losses. Management expects the addition of Neo Vision ultimately will improve its operating results; however, since Neo Vision has just completed its development stage and advertising sales have not been successful, no assurance can be given that it will contribute to the profitability of the Company or that the Company's non-Neo Vision lines of business will not cause additional losses.

GOING-CONCERN CONSIDERATIONS

         At  September  30,  1998,   the  Company  was  in  default  on  certain
convertible debentures, and had a working capital deficiency of $414,921. Management is taking actions to alleviate these conditions, including seeking additional financing, which the Company's management believes will provide the opportunity for the Company to continue as a going concern. However, no assurance can be given that the Company will be successful in obtaining necessary financing or that the Company will continue as an operating entity without additional financing. In addition, the report by the Company's independent certified public accountants on the Company's financial statements for the fiscal year ended September 30, 1998 states that the Company's significant operating losses raise substantial doubt about the Company's ability to continue as a going concern. See "CONSOLIDATED FINANCIAL STATEMENTS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

CURRENT DEFAULTS ON EXISTING OBLIGATIONS

         The Company currently is in default on the payment of various convertible debentures in the outstanding principal amount of $56,450 that matured in December 1996 plus related accrued interest payable at September 30, 1998 of approximately $33,600. The Company has had no contact from the debenture holders, who if they elected not to convert the debentures into common shares pursuant to the debentures, could bring legal action against the Company. The debentures and accrued interest would be converted into approximately 120,067 Class A Shares (24,013 New Common Shares) if the debenture holders elected to convert. The Company currently does not have the ability to pay any of the defaulted debentures and no assurance can be given that the Company will have sufficient capital to pay such debts.

DEPENDENCY ON ECONOMIC CONDITIONS ON THE ADULT EDUCATION AND TRAVEL SERVICE BUSINESS


         The Company's real estate school and travel agency line of business is largely dependent on economic growth in its market area. At present, adult education serves the real estate industry, which is experiencing significant growth. Real estate education generally declines when real estate activity declines. Travel services also generally follow general economic trends. If the current economic activity slows, the depressed economy could slow and possibly frustrate the Company's operations.


COMPETITION

         The markets in which the Company sells its real estate school and travel agency services are highly competitive. In the travel services industry, the Company faces competition from larger and better capitalized companies, such as American Express and Thomas Cook, which are better able to withstand operating losses and the effects of a cyclical market. In the real estate school industry, the Company competes with numerous local real estate schools offering similar instructional courses.

YEAR 2000 COMPLIANCE


         The Company has assessed its Year 2000 issues and its readiness for this potential problem. The Company has examined its information technology systems and believes that, given that the Company's operations do not depend on information technology as such, the Year 2000 should have no effect on its information technology systems.

         Further, the Company has assessed its non-information technology systems and believes that it is Year 2000 compliant because the Company is operated using personal, as opposed to mainframe, computer technology. These personal computers were purchased in the last three years and run on a standard operating system. In addition, all software run by the Company is standard, off-the-shelf software purchased in the last three years. Thus, due to the dates of purchase of its systems, the Company believes that all of its systems are Year 2000 compliant. Beginning in January 1999, the Company began seeking assurances from the manufacturers of its personal computers that such computers are indeed Year 2000 compliant. This will complete the Company's internal examination of Year 2000 issues.


         In establishing a Year 2000 remediation program, the Company has entered its next phase by implementing an examination procedure for its third-party suppliers and vendors. As a component of this program, in January 1999 the Company began to send written requests for assurances that these third parties are addressing their own Year 2000 issues. Most significantly, the Company intends to address the Year 2000 readiness state of its reservations system provider, which is operated using mainframe technology, by requesting a written Year 2000 compliance program which this provider is implementing. In the event that any suppliers or vendors, including its reservation system provider, do not exhibit Year 2000 readiness to the satisfaction of management, such suppliers or vendors will be replaced as management deems appropriate.


         The cost of the Company's Year 2000 compliance program has not had, and is not expected to have, a material impact on the Company's results of operations, financial condition, or liquidity. The Company has not been required to prematurely replace equipment due to Year 2000 issues, nor has the Company needed to hire Year 2000 solution providers. Further, the Company does not anticipate the necessity of such expenses in the future. Finally, the Company anticipates that the cost of ensuring compliance of third parties will be minimal.

         The Company anticipates, in its reasonably likely worst case Year 2000 scenario, that the failure of its clients and suppliers to adequately address their own Year 2000 issues could impact such parties' ability to provide the information used in booking travel arrangements or to make payments for travel agency services to the Company. In addition, the failure of the providers of the travel agency reservations system could negatively impact the Company's ability to make reservations for its customers. This could adversely affect the Company's business, financial condition, cash flows, and results of operations.

         The Company's greatest Year 2000 concern is the travel agency reservations system. The Company has considered contingency plans for such an event, but has ultimately concluded that no such plans are feasible due to the centralized nature of the airline reservations system. However, due to the importance of this system to the entire industry, the Company anticipates that the providers of this system will provide assurances of their own Year 2000 compliance. If this system fails as a result of a Year 2000 problem, the Company could lose revenue generated from booking reservations. If such failure was prolonged, the Company's financial condition could be negatively impacted.

LIQUIDITY

         The Company had a working capital deficiency of $414,921 at September 30, 1998. Obtaining positive working capital and the completion of the Company's expansion is dependent on the successful expansion of the Company's travel segment, Neo Vision's video wall advertising business, renegotiations of certain current liabilities, and obtaining other long-term financing.

                        SUMMARY HISTORICAL FINANCIAL DATA

         The summary historical operating data, balance sheet data and cash flow data for the Company for each of the years ended September 30, 1994, 1995, 1996, 1997 and 1998 are derived from the audited financial statements of the Company as reported in its Annual Reports on Form 10-K. The pro forma financial data is based on the audited financial statements of the Company and of Neo Vision, Inc.


         The summary historical operating data, balance sheet data, and cash flow data, for the Company for the six months ended March 31, 1999 and 1998 are derived from the unaudited financial statements as reported in its quarterly report on Form 10-Q.

         The summary consolidated financial data should be read in conjunction with and is qualified in its entirety by, the respective audited financial statements and notes thereto of the Company, included on pages F-1 through F-26, the audited financial statement and note thereto as of September 30, 1998 and for the year then ended of Neo Vision, Inc. starting on page F-35, and the six month March 31, 1999 unaudited financial statements of the Company on pages F-27 through F-34.

                        SUMMARY HISTORICAL FINANCIAL DATA

                        FOR THE YEAR ENDED SEPTEMBER 30,


                        1994       1995        1996        1997         1998
                        ----       ----        ----        ----         ----
STATEMENT OF OPERATIONS DATA:

Revenues              $110,480   $193,640   $ 386,173   $1,222,243   $1,875,354

Gross profit                --         --          --       76,875      117,864

Income (loss)
before interest
expense, dep. and
amortization             7,011     48,509      33,604      (66,770)    (129,582)

Depreciation and
Amortization             9,629      7,729      15,281       26,412       39,766

Interest Expense        37,950      9,819      12,979       14,933       20,136

Minority interest           --         --          --           --           --

(Loss) from Write
Off of Plans and
Spec                        --         --    (649,999)          --           --

Income (loss) from
Discontinued
Operations(1)           (4,373)    (2,356)     11,671       38,149(2)        --

Net Income (loss)      (44,941)    28,605    (632,984)     (69,966)    (189,484)
Net Income (loss)
per share                 (.01)      (.00)       (.06)        (.01)        (.01)

BALANCE SHEET DATA:

Total Assets           802,690    803,169     278,669    1,046,115      484,789

Long-term debt         404,307    127,933      31,967      620,979        5,360

Minority interest

Total Liabilities      622,161    220,008     240,992      941,404      519,097

Shareholders'
Investment             180,529    583,161      36,677      104,711      (34,308)

CASH FLOW DATA:

Cash provided (used)
in operating
activities             (11,187)     3,690      (8,534)      34,025       (6,142)

Cash provided (used)
in investing activities   (606)   (24,895)     (9,080)    (117,264)      13,076

Cash provided by
financing activities     2,599     25,663      22,092       93,529      (19,291)
----------
(1) The four years ended September 30, 1996 have been restated to reflect Hansen & Associates, Inc. dba Property Masters as a discontinued operation.
(2) Encludes the $33,752 gain on the sale of Hansen and Associates, Inc. dba Property Masters.
(3) The Pro forma 1998 financial data reflects information based on the assumption that the acquisition of Neo Vision, Inc. was consummated as of October 1, 1997 and that the exchange of shares and conversion of the Neo Vision debentures was completed.

                       SUMMARY HISTORICAL FINANCIAL DATA

                     FOR THE SIX MONTHS ENDED MARCH 31, 1999


                                            1998                 1999
                                            ----                 ----

STATEMENT OF OPERATIONS DATA:

Revenues                               $   915,736           $ 1,070,295

Gross profit                                70,107                79,268

Income (loss)
before interest
expense, dep. and
amortization                               (27,109)              138,457

Depreciation and
Amortization                                19,269                21,981

Interest Expense                             6,391                 6,873

Net Income (loss)                          (52,769)              109,603
Net Income (loss)
per share                                     (.00)                  .01

BALANCE SHEET DATA:

Total Assets                                                   2,051,628

Long-term debt                                                    23,223

Minority interest                                                136,096

Total Liabilities                                              1,976,333

Shareholders'
Investment                                                        75,295

CASH FLOW DATA:

Cash provided (used)
in operating activities                      4,675                   918

Cash provided (used)
in investing activities                    (20,637)               (2,345)

Cash provided by
financing activities                        13,863               (11,979)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         COMPARISON 1998 TO 1997

         The total revenue of $1,875,354 for the year ended September 30, 1998 is made up of $494,258 or 26% from the real estate education segment and $1,281,689 or 68% from the travel agency segment with the remaining $99,407 or 6% consisting of consulting and miscellaneous income. Total revenue increased by $653,111 in 1998 compared to a $836,070 increase in 1997. The 1998 revenue increase consists of increases in real estate education revenue of $57,548, travel agency sales of $505,145 and consulting and other revenues of $90,418.

         The  loss  before  interest,   depreciation  and  amortization  expense
increased by $62,812 and consists of the following:

         Increase in Real Estate Education 1998
              income before interest, depreciation
              and amortization over 1997                       $  39,313

         Increases in Travel Agency 1998
              loss before interest, depreciation and
              amortization over 1997                           $  (3,395)

         Increase in consulting and other income               $  90,418

         Increase in general
              corporate overhead                               $(189,148)

         The increase in real estate education 1998 results over 1997 consists of the following:


                                                                    Increase
                                        1998            1997       (Decrease)
                                        ----            ----       ----------

         Revenue                      $494,258        $436,710       $57,548
                                      --------        --------       -------

         Costs and expenses
              Personnel expense        251,414         245,085         6,329
              Facility cost             61,553          54,659         6,894
              Other operating cost      91,772          86,760         5,012
                                      --------        --------       -------
                  Total                404,739         386,504        18,235
                                      --------        --------       -------
         Income before interest,
           depreciation and
           amortization               $ 89,519        $ 50,206       $39,313
                                      ========        ========       =======

         The adult education division results improved by $39,313. The improvement was due to a $57,548 increase in revenues offset by a $18,235 increase in operating costs. The revenue increase is the result of additional enrollments including those at the new East campus, and due to a $6,320 increase in advertising revenue related to the publication of the Renewal News. The operating cost increase consists of an $6,329 increase in personnel expense, $6,894 increase in facility costs and $5,012 increase in other operating costs.

         The travel services operation was started on July 1, 1997 with the purchase of an existing travel agency and the operating results are included for the year ended September 30, 1998 with comparable amounts for the three months from the date of acquisition to September 30, 1997 as follows:


                                                                     Increase
                                         1998          1997         (Decrease)
                                         ----          ----         ----------

         Sales                        $1,281,689     $776,544        $505,145

         Cost of sales                 1,163,825      699,669         464,156
                                      ----------     --------        --------
              Gross profit               117,864       76,875          40,989
                                      ----------     --------        --------
         Operating costs
              Personnel expense           99,811       48,553          51,258
              Facility cost                8,297        2,534           5,763
              Other operating costs       29,184       41,821         (12,637)
                                      ----------     --------        --------
                  Total                  137,292       92,908          44,384
                                      ----------     --------        --------
         (Loss) before interest
           depreciation and
           amortization               $ (19,428)     $(16,033)       $  3,395
                                      =========      ========        ========

         Sales for the travel agency operation increased by $505,145 for the year ended September 30, 1998 over the agencies sales for the three months ended September 30, 1997 with a gross profit increase of $40,989. The gross profit percentage declined from 9.9% to 9.2% primarily due to an increase in the portion of sales attributable to airline ticket sales where the gross profit percentage is generally at 8%. Operating costs for the year ended September 30, 1998 were $137,292 compared to $92,908 for the three months ended September 30, 1997, which reflects the November 1997 combination of the two acquired travel agency operations into one in order to reduce the fixed operating costs to approximate $30,000 per quarter.

         Other revenue includes $90,000 of management fees from Neo Vision, Inc., the unconsolidated subsidiary acquired on June 30, 1998 and other miscellaneous income of $9,407 which exceeded other miscellaneous income for 1997 by $418. The management fee of $90,000 represents the $30,000 per month charge to Neo Vision, Inc. for executive management, general and administrative expense provided by the Company.

         General corporate overhead increased by $189,148 primarily due to management compensation increases of $140,265 resulting primarily from the June 30, 1998 acquisition of Neo Vision, Inc. and professional fee increases of $19,368.


         The above comparison of the results of the Company's segments does not include depreciation and amortization which is used in determining operating income (loss) pursuant to generally accepted accounting principles. In the year ended September 30, 1998, depreciation and amortization expense increased by $13,354 over depreciation and amortization for fiscal year ended September 30, 1997, primarily due to increased amortization related to the amortization of the goodwill related to the travel agency acquisition. Depreciation and amortization expense for the year ended September 30, 1998 by segment is $12,877 for real estate education, $22,534 for travel services and $4,355 for corporate. Operating income (loss) for each segment pursuant to generally accepted accounting principles is an operating income of $76,910 for real estate education and an operating loss of $(44,111) for travel services with general corporate expenses being $222,283 resulting in a consolidated operating loss of $(189,484).


         On September 30, 1997 the Company sold its wholly-owned subsidiary Hansen and Associates, Inc. d/b/a Property Masters after determining to discontinue its real estate brokerage and property management line of business. The financial statements have been restated to reflect the operations of the subsidiary as a discontinued operation reflecting a 1997 operating income of $4,397 with no comparable amount for 1998.

         COMPARISON 1997 TO 1996

         The total revenue of $1,222,243 for the year ended September 30, 1997 is made up of $436,710 or 36% from the real estate education segment and $776,544 or 63% from the travel agency segment with the remaining 1% being other miscellaneous income. Total revenue increased by $836,070 in 1997 compared to a $192,533 increase in 1996. The 1997 revenue increase consists of increases in real estate education revenue of $92,922, travel agency sales of $776,544, offset by a decrease in other revenue of $33,396.

         The  loss  before  interest,   depreciation  and  amortization  expense
increased by $100,374. The increased loss consists of the following:

         Reduction in Real Estate Education 1997
           Income before interest, depreciation
           and amortization over 1996                                $22,820

         Loss  before  interest,  depreciation  and
           amortization from Travel Agency Operation
           During the Three Months from Acquisition
           on July 1, 1997                                           $16,033

         Increase in General
         Corporate Overhead                                          $28,125

         Decrease in Other Revenue                                   $33,396

         The reduction in real estate education 1997 results from 1996 consists of the following:
                                                                       INCREASE
                                               1997           1996    (DECREASE)
                                               ----           ----    ----------

         REVENUE                           $436,710       $343,788      $92,922
                                            -------        -------       ------

         Costs & expenses
         Personnel expense                  245,085        186,406       58,679
         Facility cost                       54,659         20,026       34,633
         Other operating costs               86,760         64,320       22,430
                                             ------         ------       ------
              Total                         386,504        270,762      115,742
                                            -------        -------      -------
         Income before interest,
           depreciation and amortization   $ 50,206       $ 73,026     $(22,820)
                                           ========       ========     ========


         The income before interest, depreciation and amortization from the adult education division declined by $22,820. The decline was due to an $115,742 increase in operating costs offset by a $92,922 increase in revenues. The revenue increase is the result of additional enrollment including those at the new East campus, and due to a $18,035 increase in advertising revenue related to the publication of the Renewal News. The operating cost increase consists of a $58,679 increase in personnel expense, $34,633 increase in facility cost, and $22,430 increase in other operating costs, all of which increased primarily due to the opening of the East campus in August 1996.

         The travel services operation was started on July 1, 1997 with the purchase of an existing travel agency and the operating results are included from the acquisition date through September 30, 1997 with no comparable amounts for fiscal 1996 as follows:


                                                                      AMOUNT
                                                                      ------
                    Sales                                            $776,544
                    Cost of Sales                                     699,669
                                                                     --------
                    Gross Profit                                       76,875
                    Personnel Expense                    $48,553
                    Facility Cost                          2,534
                    Other Operating Costs                 41,821
                                                          ------
                    Total Operating Costs                            $ 92,908
                                                                     --------
                    Income  (loss)   before   interest
                    depreciation and amortization                    $(16,033)
                                                                     ========

         General corporate overhead increased by $28,125 primarily due to management compensation increases of $16,108 and an increase of legal and accounting fees of $6,884.

         Other revenue declined by $33,396 primarily due to revenue in fiscal 1996 of $30,000 related to a reduction of certain accrued obligations with no comparable amount in 1997.

         Depreciation and amortization increased by $11,131 primarily due to equipment and business acquisitions. Interest increased by $1,953.

         On September 30, 1997, the Company sold its wholly-owned subsidiary Hansen and Associates, Inc. dba Property Masters after determining to discontinue its real estate brokerage and property management line of business. The financial statements have been restated to reflect the operations of the subsidiary as a discontinued operations reflecting a 1997 operating profit of $4,397 compared to $11,671 in 1996. The sale of Hansen and Associates, Inc. dba Property Masters resulted in a gain of $33,752 in 1997 with no comparable amount in 1996.


         COMPARISON SIX MONTHS ENDED MARCH 1999 TO 1998

         The total revenue of $1,070,295 for the six months ended March 31, 1999 is made up of $257,841 or 24% from the real estate education segment and $632,454 or 59% from the travel agency segment with the remaining $180,000 or 17% consisting of the management fee charged to Neo Vision, Inc. Total revenue increased by $154,569 in 1999 compared to a $721,193 increase in 1998. The 1999 revenue increase consists of an increase in real estate education revenue of $39,732, a decrease in travel agency sales of $64,162 and an increase in management fees and other revenues of $178,990.

         The income before interest, depreciation and amortization expense improved by $165,566 and consists of the following:

         Decrease in Real Estate Education 1999
              income before interest, depreciation
              and amortization over 1998                          $   9,980

         Increases in Travel Agency 1999
              income before interest, depreciation and
              amortization over 1998                              $  26,790

         Increase in consulting and other income                  $ 178,990

         Increase in general
              corporate overhead                                  $(50,194)

         The increase in real estate education 1999 results over 1998 consists of the following:
                                                                 Increase
                                        1999         1998       (DECREASE)
                                        ----         ----       ----------
         Revenue                      $257,841     $218,109      $ 39,732
                                      --------     --------      --------
         Costs and expenses
              Personnel expense        134,749      117,991        16,758
              Facility cost             28,728       29,345         (617)
              Other operating cost      51,432       37,821        13,611
                                      --------     --------      --------
                  Total                214,909      185,157        29,752
                                      --------     --------      --------
         Income before interest,
           depreciation and
           amortization               $ 42,932     $ 35,952      $  9,980
                                      ========     ========      ========

         The adult education division results improved by $18,001. The improvement was due to a $39,732 increase in revenues offset by a $21,731 increase in operating costs. The revenue increase is the result of additional enrollments including those at the new East campus. The operating cost increase consists of a $8,737 increase in personnel expense, including additional marketing personnel, a $617 decrease in facility costs and a $13,611 increase in other operating costs.

         The $26,790 increase in the travel agency 1999 income before interest, depreciation and amortization consists of the following:

                                                                       Increase
                                           1999          1998         (DECREASE)
                                           ----          ----         ----------
         Sales                           $632,455      $696,617       $(64,162)

         Cost of sales                    553,187       626,510        (73,323)
                                         --------      --------       --------
              Gross profit                 79,268        70,107          9,161
                                         --------      --------       --------
         Operating costs
              Personnel expense            47,729        69,255        (21,526)
              Facility cost                 6,028         4,304          1,724
              Other operating costs        16,248        14,075          2,173
                                         --------      --------       --------
                  Total                    70,005        87,634        (17,629)
                                         --------      --------       --------
         Income (Loss) before interest
           depreciation and
           amortization                  $  9,263      $(17,527)      $ 26,790
                                         ========      ========       ========

     Sales for the travel agency operation decreased by $64,162 during the six month period ending March 31, 1999 as compared to the agencies sales for the six months ended March 31, 1998. Gross profit during the six months ended March 31, 1999 increased by $9,161 over the comparable period ended March 31, 1998. The gross profit percentage increased to 12 1/2% primarily due to the decrease in the portion of sales attributable to airline ticket sales where the gross profit percentage is generally at 8%. Operating costs for the six months ended March 31, 1999 were $70,005 compared to $87,634 for the comparable period ended March 31, 1998. The $17,629 decrease in operating costs results from the reduction of travel agents to a staff level appropriate for the sales volume of the travel agency segment.

         Other revenue consists of the $180,000 of management fees from Neo Vision, Inc., the unconsolidated subsidiary acquired on June 30, 1998 which exceeded other miscellaneous income for 1998 by $178,990. The management fee of $180,000 represents the $30,000 per month charge to Neo Vision, Inc. for executive management, general and administrative expense provided by the Company.

         General corporate overhead increased by $50,194 primarily due to management compensation increases from the June 30, 1998 acquisition of Neo Vision, Inc.

     The above comparison of the results of the Company's segments does not include depreciation and amortization which is used in determining operating income (loss) pursuant to generally accepted accounting principles. In the six months ended March 31, 1999, depreciation and amortization expense increased by $2,712 over depreciation and amortization for the comparable period ended March 31, 1998. Depreciation and amortization expense for the six months ended March 31, 1999 by segment is $7,451 for real estate education, $12,628 for travel services and $1,902 for corporate. Operating income (loss) for each segment pursuant to generally accepted accounting principles is an operating income of $35,481 for real estate education and an operating loss of $(3,365) for travel services with general corporate expenses of $93,735 offset by consulting fees of $180,000, resulting in a consolidated operating income of $116,479.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

         The working capital deficit decreased $381,466 from September 30, 1997 to $420,421 at September 30, 1998 and increased by $1,195,384 from September 30, 1998 to $1,615,805 at March 31, 1999. Current assets decreased by $26,222 from 1997 to $93,316 at September 30, 1998. The decrease consists of a $12,357 decrease in cash, a $6,591 increase in accounts receivable, a $6,500 decrease in notes receivable related to the sale of Hansen & Associates, Inc., d/b/a Property Masters and a $13,956 decrease in prepaid expenses.

         Current assets increased by $107,893 from September 30, 1998 to $201,209 at March 31, 1999. The increase consists of a $2,099 decrease in cash, a $93,258 increase in accounts receivable and a $16,734 increase in prepaid expenses, which relates primarily to advance payments of costs and expenses that will benefit future periods and will be charged to expense over the remainder of the fiscal year.

         Current liabilities decreased $407,688 from 1997 to $513,737. The decrease consists of a $11,775 decrease in the current portion of long-term debt, a $30,000 increase in notes payable related to a one year line of credit with a bank, a decrease of the trust deeds payable due to the transfer of the California land to RVP-LLC, a $7,103 increase related to the accrued interest on the debentures, a $4,575 increase in accounts payable and a $145,799 increase in accrued expenses which consisted of the $153,805 increase in estimated compensation due executive officers offset by decreases in other accruals. Unearned tuition increased by $17,610 due to the increased enrollments.


         Current liabilities increased by $1,303,277 from September 30, 1998 to $1,817,014 at March 31, 1999. The increase consists of a $3,551 increase in the accrued interest related to the Company's convertible debentures, a $820,677 increase related to the Neo Vision, Inc. convertible debentures, a $339,553 increase in accounts payable, including $233,818 applicable to Neo Vision, Inc., a $96,902 increase in accrued expenses which consists primarily of increases in the accrued expense related to Neo Vision, Inc. Unearned tuition increased by $16,424.

         Advances to an officer made pursuant to the officer's compensation program decreased by $27,769 to zero at September 30, 1998. The long term note receivable of $25,000 at September 30, 1998 and March 31, 1999 is related to the sale of Hansen and Associates, Inc. At September 30, 1998, property and equipment decreased by $9,541 as a result of equipment acquisitions of $3,520 offset by depreciation of $13,061. At March 31, 1999, property and equipment increased by $1,539,049 as a result of equipment additions of $1,546,022 offset by depreciation of $6,973. The equipment additions during the period ended March 31, 1999 consist of $21,076 in additions by the Company consisting primarily of $18,583 of office furniture and equipment for the travel segment and $1,524,946 related to the Neo Vision, Inc. acquisition, which has been consolidated as of March 31, 1999, consisting of the following:

         Video software and systems                          $1,097,061
         Video walls equipment                                  324,188
         Central Office computerized
          transmission center equipment                          93,166
         Office furniture and equipment                          10,531
                                                             ----------
                                                             $1,524,946
                                                             ==========

         In the fiscal year 1998, goodwill increased by $16,031 with a $20,000 addition due to the Western College, Inc. acquisition offset by amortization for 1998 and decreased by an additional $2,997 for amortization in the six months ended March 31, 1999. Course materials decreased by $1,964 due to the amortization recorded for the fiscal year 1998 and by $983 due to amortization in the six months ended March 31, 1999. Other assets decreased by $18,455 for fiscal year 1998 and increased by $38,244 during the six months ended March 31, 1999.

         The Company has formed RVP-LLC, an Arizona limited liability company for the purpose of owning recreational vehicle parks that will be leased to and operated by the Company. The operating agreement provides that the Company will manage RVP-LLC and that profits and losses will be allocated 90% to a trust whose trustee is the individual from whom the RV Park consulting fee has been earned, with the remainder allocated to the Company.


         The Company has earned a consulting fee of $412,999 relating to its research project on the recreational vehicle park industry net of its contribution to RVP-LLC. The Company for over two years has investigated the recreational vehicle park industry and instituted a program to establish a chain of RV parks. In connection therewith, the Company has earned a consulting fee for its research and development from an unrelated individual, who desires to participate in the RV Park program, from which it will contribute $1,700,000 to RVP-L.L.C. The net consulting fee at September 30, 1998 consists of the following:

          *  Fee, net of contribution to RVP-L.L.C.                 $300,000
          *  Equity in RVP-L.L.C.                                    112,999
                                                                    --------
                                                                    $412,999
                                                                    ========


         The consulting fee revenue was earned upon completion of the research and the agreement with the unrelated individual who is the trustee of the family trust that holds 90% of RVP-LLC. However, for financial reporting purposes the consulting fee revenue will not be recognized until it is received, since there is insufficient evidence to assure its realization. Management believes the consulting fee, which is expected to be a one-time occurrence, will be collected in the year ending September 30, 1999. The costs related to earning the consulting fee consisted primarily of executive compensation and travel all of which has been expensed as incurred and included in general and administrative expense.

         On June 30, 1998 the Company  approved  the  transfer to RVP-LLC of the
35.66 acres of land in Glenn County, California subject to trust deeds payable in the amount of $601,000. The 35.66 acres of land transferred to RVP-LLC resulted in $12,516 being included as the original investment in RVP-LLC. The $12,516 represents the excess of the land cost at June 30, 1998 over the balance of the trust deeds payable and it has been included in the Company's general and administrative expenses for the year ended September 30, 1998. The land was acquired for the purpose of developing the initial recreational vehicle park of the planned chain of RV parks. The holder of the second trust deed filed a notice of default due to non-payment of interest. The LLC determined not to reinstate the defaulted trust deed and in August 1998, RVP-LLC lost the California land in a foreclosure sale. There are no collection activities being pursued by the trust deed noteholders and management does not believe there will be any collection efforts.

         At September 30, 1998, the members equity of RVP-LLC is $1,707,500 and consists primarily of the $1,700,000 capital contribution to be received from the consulting fee which for financial reporting purposes reduces the member's equity of RVP-LLC. The Company will not recognize any equity in RVP-LLC until the capital contribution of $1,700,000 is received. The Company's interest in RVP-LLC, if the capital contributions were recognized, would be approximately $135,988.

         The July 1997 and August 1997 purchase price of the travel agencies exceeded the identifiable tangible assets of the agencies by $110,288 and relates primarily to the value of the income production of the approximately 175 Home Based Travel Agents who place their travel sales through FirsTravel. The original cost has been reduced by amortization of $5,514 in fiscal year 1997, $26,397 in fiscal year 1998 and $11,029 in the six months ended March 31, 1999.

         Long-term debt decreased by $14,619 due to payments of $26,394 less the $11,775 decrease in the current portion in fiscal year 1998 and increased by $17,863 during the six months ended March 31, 1999. The convertible debentures of $56,450 of United States Aircraft Corporation plus the related accrued interest are classified as current liabilities as they were due on December 31, 1996. Currently, the debentures remain unpaid and the Company believes that they will eventually be retired through conversion to the Company's New Common Stock, although no assurance that such a conversion will be elected by the debenture holders. If the debenture holders do not elect to convert into the Company's New Common Stock, they could demand payment and seek enforcement through legal action; however, the Company has had no contact from the debenture holders.

         The report by the Company's independent certified public accountants on the Company's financial statements for the fiscal year ended September 30, 1998 states that the Company's significant operating losses raise substantial doubt about the Company's ability to continue as a going concern. The net loss for the year ended September 30, 1998 primarily results from the increase in general and administrative expenses related to increases in the management team and their compensation, which have been made to facilitate the planned expansion including the acquisition and expansion of Neo Vision, Inc. In April 1999, the Company accepted the resignation of two of its executive officers, which reduces general and administrative expenses to its historical level. Management projects that all of its operating units will operate at a sufficient profit to cover all of its general and administrative expenses during the year ended September 30, 1999. To accomplish its planned expansion and resulting profitability, management has adopted a program to expand its existing services operations plus the acquisition of other service organizations; however, the expansion program requires the resolution of its working capital deficiency and the infusion of additional capital for which the following program has been adopted.

         The internal sources of liquidity include the acquisition of Neo Vision and the projected profitability and expansion of its adult education and travel segments, the collection of the net consulting fee, and the anticipated conversion of the convertible debentures, all of which are expected to resolve the current working capital deficiency. However, the Company intends to expand its newly acquired Neo Vision operation by the expected installation of 5 and 12 video walls in the years ended September 30, 1999 and 2000, respectively at a projected cost of $150,000 for each wall. The planned expansion will require capital from external sources of approximately $500,000 to $750,000 by August 1999. Neo Vision has engaged financial advisors to assist in the funding of its capital needs for the planned expansion, including private placements. Management believes that the funding will be a convertible debt financing, or the preferred stock to be authorized, and that it will be funded in time to complete the expected installation of video walls in the year ended September 30, 1999. However, the Company does not intend to make material commitments for further capital expenditures until financing becomes available. Additionally, the Company is aggressively investigating acquisitions of adult education, travel services, or other operations that are compatible with the existing operations and that can be acquired for the Company's common stock or with debt that is retired from the cash flow from the acquired operation. No assurance can be given that the acquisitions or installation of the video walls will be completed or the private placement to obtain the required capital infusion will be successful.

OUTSTANDING DEBENTURES AND OTHER INDEBTEDNESS OF THE COMPANY AND NEO VISION

         The Company has outstanding convertible debentures of $56,450 plus related accrued interest of $37,142 at March 31, 1999. These debentures bear interest at rates of 12% to 14% per annum and were due in December 1996. Currently, the debentures remain unpaid and are in default. The debentures are convertible, at the option of the holder, into common shares at the rate of $.75 of outstanding amount for one share of Class A Common Stock ($3.75 of outstanding amount for one share of New Common Stock). The Company also has long term debt of $31,360 of which $26,000 is a current liability. The long term debt consists of a note payable from a bank of $8,333. This note is due in monthly principal payments of $833 plus interest at 10.5% per annum. Additionally, the Company has notes payable to trade creditors in the amount of $23,027. These notes payable carry interest rates ranging from 10% to 18%. The Company has other current liabilities consisting of notes payable to a bank of $30,000, accounts payable of $90,734, accrued expenses of $214,062 and unearned tuition of $62,900. (See discussion elsewhere in this Management's Discussion and Analysis.)

         As of March 31, 1999, Neo Vision had approximately 800,000 in outstanding convertible debentures bearing interest at rates of between 10% and 12% per annum, with total accrued interest at March 31, 1999 of $84,000. These debentures were issued in multiple series beginning in 1997 and ending in 1998. The Neo Vision debentures provide that the principal and accumulated interest are convertible to Neo Vision common stock at the rate of one share of Neo Vision common stock for each $1.00 (or $1.25 for certain debentures) of outstanding principal amount and accrued interest of debentures upon completion of a transaction that results in unrestricted securities of Neo Vision (or with respect to certain of the debentures its successor) being issued and outstanding. The Company believes that the terms of the debentures either require the conversion of the debentures into New Common Stock upon the effectiveness of a registration statement for the conversion of the debentures or if a registration statement is not filed, that the debenture holders will elect to convert their debentures pursuant to a private placement offering.

         Of the total outstanding Neo Vision debentures, $420,000 were due in December 1998 with the remainder due in May 1999. Neo Vision has not paid any of the past-due debentures. Neo Vision currently cannot repay such debentures. The Company has received signed agreements from substantially all of the debenture holders to convert their convertible debentures and related accrued interest into shares of the Company's New Common Stock. The Company plans to offer to exchange these debentures for shares of New Common Stock upon their authorization through a private placement.

         Based on the Series A and B conversion rate of $1 per share and the Series C conversion rate of $1.25 per share, approximately 885,000 shares of New Common Stock would be issued if all of the debenture holders elected to convert.

         However, no assurances can be given that the debenture holders will in fact convert their debentures into shares of New Common Stock. In the event that such debenture holders do not so convert their debentures, the Company intends to seek to refinance such debentures. However, in the event the debentures are not converted, and the Company is unable to refinance such indebtedness, then Neo Vision may be unable to continue its operations.

         At September 30, 1998, Neo Vision also has other current liabilities consisting of a note payable to a bank of $15,000, accounts payable of $273,721, accrued expenses of $119,259 and unearned revenue of $15,148. Further, at September 30, 1998, Neo Vision has unpaid management fees due to the Company of $80,373.


FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

         Reference is made to the financial statements, the report thereon, the notes thereto, and the supplemental data commencing at page F-1 of this Proxy Statement.

                               THE SPECIAL MEETING

GENERAL


         This Proxy Statement is being furnished to the holders of the Company's Class A Common Stock and Class B Common Stock as of the Record Date and is accompanied by a form of proxy, which is being solicited by the Company's Board for use at the Special Meeting to be held on June 29, 1999 at 10:00 a.m. Arizona time, at 3121 East Greenway Road, Suite 201, Phoenix, Arizona and any postponements or adjournments thereof. Only stockholders of record as of the close of business on June 2, 1999, the Record Date, are entitled to notice of and to vote at the Special Meeting or any postponements or adjournment thereof.

         EACH HOLDER OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK IS REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         THE COMPANY'S STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES WITH THEIR PROXIES.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING


         At the Special Meeting, stockholders of the Company will consider and vote on: (i) a proposal to amend and restate the Company's Certificate of Incorporation, including: (a) authorizing the issuance of up to 100,000,000 shares of New Common Stock, (b) reclassifying of the Company's Class A Common Stock and Class B Common Stock into New Common Stock, (c) authorizing the issuance of up to 75,000,000 shares of preferred stock, (d) changing the name of the Company to Neo Vision Corporation, and (e) making certain technical amendments set forth in the Company's First Restated Certificate of Incorporation, including changing the purpose provisions of the Certificate of Incorporation to reflect the Company's current business activities, updating the address of the Company's statutory agent, and revising the Certificate of Incorporation to more correctly reflect Delaware law, and (ii) such other business as may properly come before the Special Meeting or any adjournments or postponement thereof.


QUORUM AND VOTING REQUIREMENT


         The presence of stockholders at the Special Meeting, in person or by proxy, entitled to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. Any proxy marked "abstain" as to any matter will be counted as present for purposes of determining the existence of a quorum, but will not be counted as a vote for such matter, thus having the same effect as a "no" vote on such matter.

         The affirmative vote of a majority of the outstanding shares of both the Company's Class A Common Stock and Class B Common Stock, each class voting separately, entitled to be voted at the Special Meeting is required to approve the proposal to amend and restate the Company's Certificate of Incorporation.

         As of the Record Date, there are 9,927,504 shares of the Company's Class A Common Stock entitled to vote at the Special Meeting and 4,962,801 shares of the Company's Class B Common Stock entitled to vote at the Special Meeting, with each share being entitled to one vote. As of the Record Date, the directors and executive officers of the Company collectively beneficially own a total of 898,708 shares of Class A Common Stock (representing approximately 9% of the outstanding shares of Class A Common Stock), 2,750,000 shares of Class B Common Stock (representing approximately 55% of the outstanding shares of Class B Common Stock), and 3,648,708 shares of the collective outstanding Class A Common Stock and Class B Common Stock (representing approximately 24% of the collective outstanding shares of Class A Common Stock and Class B Common Stock). All of these shares are expected to be voted in favor of the proposal to amend and restate the Company's Certificate of Incorporation.

RECORD DATES; VOTES REQUIRED

         Only holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on June 2, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 9,927,504 shares of the Company's Class A Common Stock outstanding, and 4,962,801 shares of the Company's Class B Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. The presence of stockholders at the Special Meeting, in person or by proxy, entitled to cast a majority of all votes entitled to be cast at such meeting will constitute a quorum. The affirmative vote of a majority of the outstanding shares of both the Company's Class A Common Stock and Class B Common Stock, each voting separately as a class, is required to approve the amendment and restatement of the Company's Certificate of Incorporation.

RECOMMENDATION

         The Company's Board has unanimously approved the amendment and restatement of the Company's Certificate of Incorporation. The Company's Board believes that the transactions are fair to and in the best interests of the Company and its stockholders in order to allow required financing including the conversion of the outstanding debentures, acquisitions and other corporate purposes. The Company's Board unanimously recommends that the Company's stockholders vote FOR: APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

VOTING AND REVOCATION OF PROXIES


         Any holder of the Company's Class A Common Stock or Class B Common Stock who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Special Meeting and voting in person or by giving written notice of revocation or submitting a signed proxy bearing a later date to the Company, Attention: Secretary, provided such notice or proxy is actually received by the Company prior to the vote of the stockholders. The shares of the Company's Class A Common Stock and Class B Common Stock represented by properly executed proxies received at or before the Special Meeting and not subsequently revoked will be voted as directed by the stockholders submitting such proxies. Unless contrary instructions are given, proxies received by the Company will be voted FOR: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY PRESENTED FOR CONSIDERATION AT THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

         The presence at the Special Meeting in person or by proxy of holders of record of a majority of the shares of the Company's Class A Common Stock and Class B Common Stock, will constitute a quorum for the transaction of business at the Special Meeting, and a majority of the outstanding shares of the Class A Common Stock and a majority of the outstanding shares of the Class B Common Stock, in each case present in person or represented by proxy, shall constitute a quorum for the separate class votes required in connection with the proposal to amend and restate the Company's Certificate of Incorporation. Any proxy marked "abstain" will be counted as present for purposes of determining the existence of a quorum, but will not be counted for voting purposes on such matter. The Company's Bylaws permit the holders of a majority of the shares presented at the Special Meeting, whether or not constituting a quorum, to adjourn the Special Meeting or any adjournment thereof.


SOLICITATION OF PROXIES

         The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited personally  or by  telephone  or facsimile  by  directors,  officers,  and other employees of the Company, who will not be specially compensated for such solicitation activities. A third party may also be engaged to perform soliciting activities. In such event, the Company expects to compensate such firm for its activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and such person will be reimbursed for their reasonable expenses incurred in that effort by the Company.

                 BUSINESS OF UNITED STATES AIRCRAFT CORPORATION

INTRODUCTION

         Prior to the acquisition of Neo Vision, the Company was engaged in the adult real estate education industry, the travel services industry, and the ownership of real estate related to the planned development of a chain of RV Parks. The Company intends to continue in these businesses; however the RV Park operation is in the planning phase and the acquisition and development of parks will not be launched until the project is capitalized. The Company was previously active in the modification of the DC-3/C-47 aircraft and real estate property management both of which were discontinued in 1984 and 1997 respectively.

         The Company owns plans and specifications for the turbo-prop engine conversion for the DC-3/C-47 aircraft, and has investigated methods of realizing this investment. Possible methods to realize the Company's investment in the plans and specifications include a new licensing agreement, sale of the plans and specifications, acquisition or by obtaining financing and successful future development. As of September 30, 1996, the Company was unable to identify any cash flows from its investment in the plans and specifications. Accordingly, an impairment loss of $649,999, that represents the excess of the carrying amount over the present value of the identifiable net cash flow, has been included in operations for the year ended September 30, 1996.

         The Company was incorporated in Delaware on October 6, 1978 and began operations in April 1980. The principal executive offices of the Company are located at 3625 N. 16th Street, Suite 112, Phoenix, Arizona 85016, telephone number (602) 263-8887.

NEO VISION, INC.

         Neo Vision, Inc. ("Neo Vision") provides advertising, programming, and information to remote audiences using computer, video, and signal transmission technology. This is accomplished by showing mixed-media programming and advertising onto video screen walls ("video walls") in regional shopping malls or airports through satellite transmission from Neo Vision's production facility in Phoenix, Arizona.

         Neo Vision's video walls are highly visible and can range from 6-12 feet in height to 10-30 feet in width, depending upon the particular configuration of each mall or airport site. The sound system accompanying the screen is designed to make it the center of attraction and highly audible. The audio sound system is programmed to adjust its volume according to the traffic in the mall at any given time. The visual image is greater than that of a television.

         Neo Vision was incorporated in Arizona on June 29, 1997, and until June 1998 was a development stage company. Neo Vision has a 75% interest in NV-1, LLC, an Arizona limited liability company formed in August 1997. NV-1, LLC owns and operates the first video wall using Neo Vision's technology that is located at Meadows Mall in Las Vegas, Nevada. References to Neo Vision herein include NV-1, LLC, unless the context indicates otherwise.


CONCEPT

         Neo Vision was conceived as a means to deliver cost-effective advertising to large shopping audiences. Neo Vision sells advertisements (showings) in the form of 30-second units to national, regional, and local companies. These showings are put on Neo Vision video walls twice during a 90-minute time period. During this same 90-minute period, Neo Vision integrates music, video, and public service showings. In general, Neo Vision will show each 30-second advertising spot approximately 440 times monthly, depending upon the season of the year and operating hours.

         Neo Vision seeks to persuade potential customers to use its services as an alternative or supplemental advertisement placement strategy because the cost per thousand of potential customers reached by an advertiser on a Neo Vision video wall is much less than competing advertisement placement strategies.

MARKET


         Malls with 8 to 12 million customers visited annually are Neo Vision's primary target, with a secondary emphasis on major airport terminals. Neo Vision's video walls advertising methods not only offer advertisers significant advantages over other forms of advertising, but can also help direct the impulse purchases of each mall visitor.

         Neo Vision's video walls allow advertisers to send a direct message to the potential customers who are shopping in a mall. This substantially increases the likelihood of increasing sales by providing messages that motivate the customers to seek out immediately available products and services to meet their needs and impulse buying decisions.

         Moreover, malls are seeking an atmosphere to assist them in increasing repeat visits to the mall and increasing the length of the customers' visits. One strategy malls may seek to employ is to provide exciting visual effects and entertainment. In addition, advertisers at airports seek to attract travelers arriving in a city to their products and services. Neo Vision meets these needs by offering high-impact programming combining multi-media effects, music, news, current events, and advertising in a visually charged atmosphere.

         Further, Neo Vision believes that advertisers will seek to employ Neo Vision's video walls as an alternative or supplemental placement strategy that is more cost effective than competing advertisement placement strategies. Traditional advertising is becoming more expensive and agencies are being directed to cut costs. Up to now, their focus has been on reducing management layers and cutting internal costs. Neo Vision offers a way to reduce their client's expenditures without reducing their own payroll or profitability.


MARKETING STRATEGY


         Neo Vision's marketing strategy is based on securing specific target locations to establish its video walls. The plan is designed to be implemented with strategic partners that will enhance Neo Vision's presence within the marketplace.


         Neo Vision intends to seek to sell a maximum of 50 to 60 ads per screen per month. To accomplish this in each major market, Neo Vision intends to employ an in-house sales force, but also will develop a relationship with local sellers of mall and street advertising. The size of each sales unit will depend upon the number of malls serviced in each market area and the overall size of the market. Additionally, Neo Vision intends to enter into strategic partner relationships with national advertising agencies to fill the ad spots within the 90-minute periods employed in its marketing strategy. This also will determine the number of in-house sales personnel required.

         Ads will be sold on a contractual basis with standard industry discounts offered for six and twelve month contracts. Because advertising is so time-sensitive, a small premium will be charged for ad changes, when made weekly by the advertising companies and their agencies.

         Neo Vision will advertise in trade publications and attend trade shows on a regular basis. Standard public relations, media events, and other strategies will be staged at the opening of each new market. Neo Vision will expand its markets by targeting locations with high patron traffic counts such as airports, trade shows, convention centers, and sports arenas, both national and international.

PRODUCTION AND TRANSMISSION

         Neo Vision does not design or produce advertisements shown on its video walls. Instead, production of advertisements is undertaken by advertising agencies or their agents that specialize in creating advertising for their clients. The Neo Vision system operates in the following manner:


          1. The 30-second commercials are sent to Neo Vision's Phoenix, Arizona headquarters where each beta or analog tape is converted to a world-wide standard digital video/audio format known as MPEG-2 compression technology.

          2. These digital files are transferred by satellite or internet connections to the malls or other customer locations, and then are stored on a computer designed to Neo Vision's specifications.

          3. At a preprogrammed time, the computer converts the MPEG-2 format back to analog video for transmission and playback through a video projector located at the specified site onto a video wall.

         The result is an audio/visual product presented to shoppers in regional shopping malls or travelers arriving at airports.


         Neo Vision's system technology is administered internally by a Neo Vision computer specialist.


DEVELOPMENT

         Neo Vision has constructed three video walls in Las Vegas, Nevada at a total cost of $471,546 and has purchased approximately $91,477 in equipment for its main transmission facilities of its Phoenix, Arizona office. During its development phase, Neo Vision invested approximately $362,000 in the development of its video wall system, consisting primarily of consulting fees to technical personnel. All of these development costs have been included in the operating costs for Neo Vision during the year ended September 30, 1998.

LAS VEGAS VIDEO WALLS


         The first Neo Vision video wall was installed in Meadows Mall, Las Vegas, Nevada in April 1998. Two additional video walls were installed in June 1998 in the "D" concourse in the McCarran International airport in Las Vegas, Nevada, that opened in June 1998. Sales of advertising for the Las Vegas video walls have not been successful and the two screens at McCarran International Airport have been closed. The approach and management of the marketing activities for Neo Vision is being reorganized and the resolution of the McCarran Airport location is being negotiated.


         Neo Vision leases wall space for its video walls at McCarran Airport and Meadows Mall in Las Vegas, Nevada under operating lease agreements, expiring June 2003 and September 2002, respectively. The base rent under the McCarran lease is increased annually by the greater of 5% or 20% of the gross billings for advertising on the video walls. The Meadows Mall agreement provides for the payment of rent at a rate of 15% of the gross consideration received for advertising on the video wall. Rent expense under these lease agreements for the year ended September 30, 1998 was $60,000.

FUTURE SITES


         Subject to the availability of sufficient capital, Neo Vision plans to expand its video wall concept in malls and airports throughout the United States.

PRICING


         Each showing consists of a 30 second spot appearing approximately 440 times monthly. Neo Vision's current monthly pricing for a showing is approximately $2,950 in malls and $3,950 in airports. Neo Vision believes this pricing is substantially less than radio, television, and newspaper advertising costs on a per customer basis in the comparable markets.


TECHNOLOGY


         Neo Vision does not hold any patents on any of its technologies relating to its video wall system. Neo Vision does not believe that its technology can be patented. Thus, Neo Vision relies on proprietary know-how and confidential information and employs confidentiality agreements with its employees and contractors to protect the processes, concepts, and documentation associated with its proprietary rights. However, such methods do not afford complete protection and there can be no assurance that competitors will not independently develop technology similar to Neo Vision's video wall system.


SUPPLIERS


         Neo Vision's video walls are constructed to specification by third party contractors. The average cost of developing a new video wall is approximately $250,000, subject to variation based upon size and configuration of a video wall in a particular location. A video wall system generally consists of a screen, projector audio system, and computer controls that are all readily available from various manufacturers. The installation of a video wall system is completed by general contractors under the supervision of Neo Vision staff and is expected to be completed and operating approximately four to six weeks after site approval.


         All contracts with consultants or providers of services are short-term agreements and management believes that services will continue to be available and it is therefore unnecessary to obtain long-term commitments.

COMPETITION


         Neo Vision is not aware of any advertising systems similar to Neo Vision's current video wall system. Neo Vision's competition in airports currently consists of fixed advertising (primarily static boards) and other similar structures. There is at least one company offering an advertising service consisting of a series of three monitors attached to their booth in the center of a mall aisle. This format provides low visual impact and, because of the size of the screen, the sound and picture have limited visibility.

         However, because of the proprietary nature of Neo Vision's video wall system, competitors could seek to duplicate Neo Vision's technology. Thus, Neo

Vision will seek sufficient capital for Neo Vision to deploy its video wall system in order to create brand name recognition and economies of scale.


EMPLOYEES

         At September 30, 1998, Neo Vision had six employees, two of which are managerial, two of which are technical, one of which is involved with sales, and one of which is administrative. Further, Neo Vision employs five independent contractors, three of whom provide technical services to Neo Vision, and two of whom are sales representatives in Las Vegas, Nevada.

OFFICES

         Neo Vision  leases  approximately  700 square  feet of office  space in
Phoenix,  Arizona  where  its  administrative,   production,   and  transmission
facilities are located, at an annual rent of approximately $12,720.

                                ADULT EDUCATION


GENERAL


         The Company's adult education operation is conducted by its wholly owned subsidiaries Ford Schools, Inc. and Western College, Inc.

         Ford Schools, Inc. is an Arizona real estate training organization providing the required training to individuals seeking a real estate salesperson's or broker's license, and continuing education for licensed salespersons and brokers.


         Effective January 1, 1996, the Company acquired Western College, Inc. a real estate training organization providing the same courses of study. On January 1, 1996, the operations of Ford and Western were combined at the Western campus and operated as a single school under the name of Western College/Ford Schools.

         Effective May 1, 1998, the Company adopted the name Westford College, Inc. for its adult education operation. The school and its courses of study are approved by the Arizona Department of Real Estate.

         In 1998, the State of Arizona required the following real estate training:

                                        Courses and Hours
                                        -----------------

Real Estate Salesperson License         Principles of Real Estate-- 90 hours

Real Estate Brokers License             Principles of Real Estate-- 90 hours

Renewal of License                      Various courses  approved by Real Estate
                                        Department generally 3 to 6 hours in length. Total 24 hours every two years.


         Currently, the required training must be completed in a classroom setting. The Arizona Department of Real Estate is currently reviewing this requirement in order to consider the establishment of policies and procedures for "out of the classroom" or "distance" learning. Under consideration are, among other methods of distance learning, computer-aided classroom settings, compact disc-based program that can be studied at home, the Internet, and satellite TV and videos. The Company intends to develop course materials to present distance learning courses when such policies and procedures are adopted by the Arizona Department of Real Estate.

         During the three years ended September 30, 1998, student enrollments and tuition revenues were as follows:


                                                                       Average
                                    Students         Revenue           Tuition
                                    --------         -------           -------
Sales Licensing
       1998                          1,249           $294,715          $235.96
       1997                          1,049           $261,099          $248.90
       1996                            937           $204,453          $218.19

Broker Licensing
       1998                             38           $ 13,340          $351.05
       1997                             34           $ 14,840          $436.47
       1996(1)                          41           $ 18,507          $451.39

Renewal
       1998                         10,896           $152,977          $ 14.04
       1997                          9,835           $134,206          $ 13.64
       1996(1)                       7,252           $106,908          $ 14.74

----------
(1)  Represents  the  combined  operations  of Western  College,  Inc.  and Ford
     Schools, Inc. since January 1, 1996. Statistics prior to January 1, 1996 represent Ford Schools, Inc. only.

         There are approximately 50,000 licensed real estate salesperson and brokers in Arizona. The number of individuals taking the licensing examination each month varies, generally increasing as real estate activity increases and decreasing when real estate activity decreases. In the fiscal year 1998, the number taking the State of Arizona sales licensing tests that were given each month ranged from approximately 300 to 450. Even though there are significant numbers taking the licensing exam each month, the number of licensed personnel remains relatively constant as a significant number of licensees choose to let their licenses lapse.


         Western College/Ford Schools has continued its planned expansion program with the opening of a second campus in northeast Phoenix, Arizona. Currently, the two campuses, each with three classrooms, are located as follows:


         West Campus               4425 West Olive, Suite #128
                                   Glendale, Arizona

         Northeast Campus          3121 East Greenway Rd., Suite #201
                                   Phoenix, Arizona

STRATEGY

         The Company advertises its real estate programs in metropolitan Phoenix telephone directories plus through direct mail to its referral sources. In October 1996, the Company began publishing the Renewal News, a monthly magazine for real estate licensees with a circulation of approximately 15,000. The magazine includes the class schedule for both locations along with relevant articles and paid advertising revenue in the year ended September 30, 1998 was $24,679. The Company has launched a program to increase the circulation, and the advertising revenue plus expand the editorial content. Utilizing its existing base in adult real estate education, the Company intends to expand and profit from the adult career education field. Subject to the availability of any necessary financing, the Company intends to expand into other geographic markets and to expand its curriculum to include training for other professionals such as travel and insurance agents, accountants and home inspectors. The expansion is expected to include the offering of home study courses which in some cases will use computer networks, video conferencing, and interactive multimedia courses, all of which provide enhanced education and training that is not bound by time or location. The Company may seek to acquire other adult education schools, although the Company has not identified any particular acquisition candidates.

COMPETITION

         At September 30, 1998, there were approximately four proprietary schools for real estate training in the Phoenix metropolitan area that offered both license and license renewal education. The Company believes that another metropolitan Phoenix based school has the largest market share in Arizona, although the Company does not know its total market share. While small schools will continue to be formed, management believes the trend will be toward larger schools, providing high quality instruction and a variety of programs.

TRAVEL SERVICES

GENERAL


         The Company, through acquisitions, implemented its travel services division on July 1, 1997. Effective July 1, 1997 the Company purchased certain assets of Travel Easy, Inc. and in August 1997 the assets of FirsTravel, both of which were full service travel agencies. The Travel Easy agency has been closed and its approximately 175 independent contractor Home Based Travel Agents became affiliated with the Company's travel agency operated as FirsTravel.

         FirsTravel is a full service travel agency registered with the Airline Reporting Corporation. It serves the retail market from its office at 4700 North Central Avenue, Phoenix Arizona and serves its approximately 175 independent contractor Home Based Travel Agents located throughout the country by processing the tickets and reservations for such agents.

         Sales for the travel agency segment for the year ended September 30, 1998 and the three months from acquisition through September 30, 1997 were as follows:

                                                  1998               1997
                                                  ----               ----
                  Airline tickets              $  682,955          $339,217
                  Hotels                          117,116            81,861
                  Automobiles                      31,934            26,255
                  Cruises                         247,822           116,508
                  Tours                           189,905           161,362
                  Other                            11,957            51,341
                                               ----------          --------
                           Total Sales         $1,281,689          $776,544
                                               ==========          ========

STRATEGY


         In October, 1997 the major airlines changed their commission rate to travel agencies from 10% to 8%. Accordingly, in January 1998 FirsTravel adopted the policy of generally charging its customers a $10 service fee for each airline ticket generated. Further, the Company intends to continue its policy to promote leisure travel, such as tours and cruises, where the commissions generally range from 10% to 13%. Management believes that the travel services operation can be expanded through the acquisition of other travel service companies and that FirsTravel can be expanded through the recruitment of new Home Based Travel Agents. Additionally, the Company is in the process of implementing a travel education program for individuals desiring to enter the travel services industry and continuing education for active travel agents. The education program will be presented by the Company's adult education division.


COMPETITION


         The Company's travel services business competes with large national travel agencies, including American Express and Thomas Cook, as well as with many smaller local travel agencies.


REAL ESTATE PROPERTY MANAGEMENT

         Hansen & Associates, Inc. dba Property Masters is a Phoenix, Arizona residential real estate brokerage that specializes in management of single family residential homes. In August 1997 the Company decided to discontinue this line of business and sold the stock in Hansen & Associates Inc. to the president of the subsidiary in a transaction that was effective on September 30, 1997, with a resulting gain on the sale of $53,796.

PROPERTIES


         The Company maintains is corporate offices at 3625 N. 16th Street, Suite 112, Phoenix, Arizona 85016, telephone number (602) 263-8887.


         Westford maintains two campuses. The West campus is located at 4425 West Olive, Suite 128 in Glendale, Arizona. The campus has three classrooms and office space and is leased pursuant to a lease expiring in May 2001. The lease rental is paid at $2,182 per month for eleven months each year with no rental paid in December of each year.

         The Northeast campus is located at 3121 East Greenway Road, Suite 201 in Phoenix, Arizona. The campus has three classrooms and office space and is leased pursuant to a five year lease expiring July 31, 2001. The monthly rent is $1,689 increasing to $2,343 over the term of the lease, plus common area charges that approximate $585 per month.

         FirsTravel maintains its office at 4700 North Central Avenue, Suite 205 in Phoenix, Arizona. The office space is leased pursuant to a two year lease expiring on December 31, 1999, the monthly rent is currently $333.

EMPLOYEES


         The Company has 12 employees. Further, the Company had approximately 175 independent contractor, home-based travel agents and 15 to 20 independent, contractor instructors for the real estate training school.

                         SECURITY OWNERSHIP OF PRINCIPAL
                      STOCKHOLDERS, DIRECTORS, AND OFFICERS


         The following table sets forth certain information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of March 31, 1999, held by each director and executive officer of the Company, all directors and executive officers as a group, persons known by the Company to hold more than 5% of the Company's Class A Common Stock or Class B Common Stock. The table also provides information with respect to the pro forma beneficial ownership of the Company's New Common Stock held by each director and executive officer of the Company, all directors and executive officers as a group, and all persons expected by the Company to hold on a pro forma basis more than 5% of the New Common Stock:

                               AMOUNT OF                 AMOUNT OF                AMOUNT OF
                                CLASS A                   CLASS B                    NEW
                             COMMON STOCK               COMMON STOCK             COMMON STOCK
                             BENEFICIALLY               BENEFICIALLY             BENEFICIALLY
NAME OF BENEFICIAL OWNER        OWNED       PERCENT        OWNED       PERCENT      OWNED      PERCENT
------------------------        -----       -------        -----       -------      -----      -------
DIRECTORS & OFFICERS:

Harry V. Eastlick             603,708         6.0%     2,600,000(2)     52.3%      520,741       18.9%

Donald E. Cline               115,000         1.1%        50,000         1.0%       30,692        1.1%

Whipple H. Manning             65,000          .6%        50,000         1.0%       20,692          *%

John R. Thomas                115,000         1.1%        50,000         1.1%       30,692        1.1%

Directors and Executive
Officers as a group
(four persons)                898,708         8.8%     2,750,000        55.4%      602,817       19.9%

OWNER OF 5% OR MORE

Anthony Christopher(3)      1,371,600        13.8%            --        --         274,320        9.9%

Albert C. Lundstrom(4)        614,000(1)      6.1%            --        --         122,800        4.4%

----------
*    Less than one percent.
** All of the officers and directors of the Company can be reached at the offices of the Company c/o United States Aircraft Corporation, 3625 N. 16th Street, Suite 112, Phoenix, Arizona 85016.
(1) Includes 102,400 shares of Class A Common Stock held by LEC & Associates, LLC, of which Mr. Lundstrom is a member.
(2) Includes 2,475,000 shares held in escrow by Security Packfic Bank (now Bank of America).
(3)  Mr. Christopher's address is 6632 E. Moreland, Scottsdale, Arizona 85257.
(4) Mr. Lundstrom's address is 3015 N. Hayden Road, #2049, Scottsdale, Arizona 85251.

                           PRICE RANGE OF COMMON STOCK


         The Company's Class B common stock is not publicly traded. The Company's Class A common stock is traded on the NASDAQ OTC Bulletin Board under the symbol "UAIRA". At September 30, 1998 and for the eight prior quarters, no significant market has existed for the Company's Class A common stock. However, a diminutive number of shares have traded during the last eight quarters at a low of $.01 and a high of $.15. At May 17, 1999, the closing price of the Company's Class A Common Stock was $.06 per share.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE


         On December 18, 1998, the Company engaged Semple & Cooper, LLP Certified Public Accountant to examine their financial statements for the year ended September 30, 1998. The report on the financial statements for the years ended September 30, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended September 30, 1997 and 1996 and the subsequent interim period to December 18, 1998, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The change of accountants was approved by the Board of Directors on December 18, 1998 and the former accountant was not engaged in order to have the same accountants for the Company and Neo Vision, Inc.

                   PROPOSAL TO AMEND AND RESTATE THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

         On June 2, 1999, the Board of Directors approved a proposal to amend the Company's Certificate of Incorporation to: (i) authorize the issuance of 100,000,000 shares of a single new class of Common Stock, $.001 par value (the "New Common Stock"); (ii) reclassify the Company's Class A Common Stock and
Class B Common Stock into shares of New Common Stock; (iii) authorize the issuance of 750,000,000 shares of preferred stock; (iv) change the name of the Company to Neo Vision Corporation; and (v) make certain technical amendments set forth in the Company's First Restated Certificate of Incorporation. The Board of Directors recommends a vote "for" the proposed amendment and restatement of the Company's Certificate of Incorporation. The full text of the proposed First Restated Certificate of Incorporation as proposed to be adopted is included as APPENDIX I to this Proxy Statement. If approved by the stockholders, the proposed amendment and restatement will become effective upon the filing of the First Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

         The Board of Directors believes that it is in the Company's and its stockholders' best interests to authorize 100,000,000 shares of New Common Stock in order to have a significant amount of authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of 100,000,000 shares of New Common Stock will provide the Company with the flexibility to issue New Common Stock for possible future financing, including the conversion of existing Company and Neo Vision debt, stock dividends or distributions, acquisitions, stock option plans, or other proper corporate purposes which may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders' meeting. The issuance of shares of New Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

         The Board of Directors believes it is in the Company's and its stockholders' best interests to reclassify its Class A Common Stock and Class B Common Stock into a new single class of Common Stock (the "New Common Stock"). The Board of Directors believes New Common Stock will make the Company more marketable to outside investors, thus providing additional flexibility to raise capital in connection with possible financings, acquisitions, and other corporate purposes, including the possibility of a future public offering. Further, the Board of Directors believes that a single class of common stock will provide stockholders with greater liquidity.

         The authorized shares of New Common Stock in excess of those issued in connection with the reclassification of the Company's Class A Common Stock and Class B Common Stock will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Holders of New Common Stock will have no preemptive rights.

         Except for the reclassification of the Company's Class A Common Stock and Class B Common Stock and the conversion of certain debentures issued by Neo Vision into shares of New Common Stock, the Company has no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of New Common Stock proposed to be authorized. The Board of Directors does not intend to issue any New Common Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of New Common Stock will be subject to the rights of holders of outstanding shares of any Preferred Stock which the Company may issue in the future.

         The Board of Directors believes that it is in the Company's and its stockholders' best interests to provide for 75,000,000 authorized shares of Preferred Stock to provide additional flexibility in connection with possible financings, acquisitions, other corporate purposes, and in certain circumstances, to be used as a means of discouraging, delaying, or preventing a change of control of the Company. The Board of Directors, without further approval of the stockholders, has the authority to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences, sinking funds and any other rights, preferences, privileges, and restrictions applicable to each such series of Preferred Stock. A purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. There currently are no commitments or options or other rights outstanding for the issuance of Preferred Stock. The Company has no present plan to issue shares of its Preferred Stock.

         The Board of Directors believes that it is in the Company's and its stockholders' best interests to change the name of the Company to "Neo Vision Corporation" The Board of Directors believes that Neo Vision Corporation will more accurately describe the Company's primary line of business and in turn, assist the Company in achieving market penetration in the advertising industry. The Board of Directors believes that the name Neo Vision Corporation will help the Company create a strong identity, develop an appropriate product image, and attain name recognition.

         The Board of Directors believes that it is in the Company's and its stockholders best interest to make certain technical amendments to the Company's Certificate of Incorporation including, a revised purpose for the Company, a revised current address of its registered agent, Prentice-Hall, and revised provisions to more correctly reflect current Delaware law. These technical amendments are set forth in the Company's First Restated Certificate of Incorporation.

DELAWARE GENERAL CORPORATION LAW

         The Delaware General Corporation Law summarized below may have the effect of discouraging, delaying, or preventing hostile takeovers, including those that might result in a premium over the market price, or discouraging, delaying, or preventing changes in control or management of the Company.


         In general, Delaware corporate law prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction in which the stockholder becomes an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the Company (excluding shares held by directors who are officers or held in certain employee stock plans); or (iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the Company (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is generally a person who, together with affiliates and associates, owns (or at any time within the prior three years did own and who is now an affiliate or associate of the Company) 15% or more of the Company's voting stock. Section 203 defines a "business combination" to include certain mergers, consolidations, stock sales and asset based transactions, and certain other transactions resulting in a financial benefit to the interested stockholder.


STOCKHOLDER VOTE REQUIRED


         The holders of a majority of the outstanding shares of both the Class A Common Stock and Class B Common Stock of the Company, each voting as a separate class, must approve the amendment and restatement of the Company's Certificate of Incorporation. As of the Record Date, the former shareholders of Neo Vision and the Company's directors and officers collectively beneficially own 2,898,708 shares of Class A Common Stock (representing approximately 29% of the outstanding shares of Class A Common Stock), and 2,750,000 shares of the outstanding shares of Class B Common Stock (representing approximately 55% of the outstanding shares of Class B Common Stock). All of such shares are expected to be voted in favor of the proposal to amend and restate the Company's Certificate of Incorporation.

         The Board of Directors unanimously recommends a vote FOR: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                     EXPERTS

         The financial statements relative of the Company included in this Proxy Statement and have been audited by Robert Martin, independent public accountant, for the fiscal year ended September 30, 1997, as indicated in his report with respect thereto, and are included herein in reliance upon the authority of Mr. Martin as an expert in giving said report.

         The financial statements of Neo Vision and the Company included in this Proxy Statement have been audited by Semple & Cooper, LLP, independent public accountants, for the fiscal year ended September 30, 1998, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL OPINIONS


         The validity of the shares of the Company's New Common Stock will be passed on for the Company by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona ("Counsel").


                                  OTHER MATTERS

         The Company's Board of Directors does not intend to bring any matter before the Special Meeting other than as specifically set forth in the Notice of Special Meeting of Stockholders, nor does it know of any matter to be brought before the Special Meeting by others. If, however, any other matters properly come before the Special Meeting, it is the intention of the proxy holders to vote such proxy in accordance with the decision of a majority of the Company's Board of Directors.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
                       UNITED STATES AIRCRAFT CORPORATION

                                                                       Page
                                                                       ----
Reports of Independent Certified Public Accountant.                F-2 and F-3

Balance sheets as of September 30, 1998 and 1997.                  F-4 and F-5

Statements of operations for each of the three years in
the period ended September 30, 1998.                                       F-6

Statements of shareholders' equity for each of the three
years in the period ended September 30, 1998.                              F-7

Statements of cash flows for each of the three years in
the period ended September 30, 1998.                                       F-8

Notes to the Financial Statements.                            F-9 through F-26

Unaudited quarterly financial statements

Balance sheet as of March 31, 1999                                        F-27

Statements of operations for the six months
ended March 31, 1999 and 1998                                             F-28

Statements of cash flows for the six months
ended March 31, 1999 and 1998                                             F-29

Notes to financial statements                                F-30 through F-34

         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF NEO VISION, INC. (A WHOLLY-OWNED UNCONSOLIDATED SUBSIDIARY AT SEPTEMBER 30, 1998)

Report of Independent Certified Public Accountant                         F-35

Consolidated Balance Sheet as of September 30, 1998                       F-36

Consolidated Statement of Operations for the year
ended September 30, 1998                                                  F-37

Consolidated Statement of Changes in Stockholders' Equity
for the year ended September 30, 1998                                     F-38

Consolidated Statement of Cash Flows for the year ended
September 30, 1998                                                        F-39

Notes to Consolidated Financial Statements                                F-40

                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders and Board of Directors
United States Aircraft Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of United States Aircraft Corporation and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position, of United States Aircraft Corporation and Subsidiaries as of September 30, 1998, and the results of its operations, changes in shareholders' equity, and its cash flows for the year than ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ Semple & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
December 22, 1998

                          INDEPENDENT AUDITOR'S REPORT


The Stockholders and Board of Directors
United States Aircraft Corporation

I have audited the accompanying consolidated balance sheets of United States Aircraft Corporation, and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosure in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United States Aircraft Corporation, and subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for each of the years in the two year period ended September 30, 1997, in conformity with generally accepted accounting principles.




                                  ROBERT MARTIN


Mesa, Arizona
March 19, 1998

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1998 AND 1997

                                     ASSETS

                                                        1998             1997
                                                     ----------       ----------
Current assets
  Cash                                               $    8,070       $   20,427
  Accounts receivable, less
  allowance for doubtful accounts
  of $7,500 (1997)                                       75,902           69,311
  Notes receivable                                        1,500            8,000
  Prepaid expenses                                        7,844           21,800
                                                     ----------       ----------
        Total current assets                             93,316          119,538

Advance to officer                                                        27,769

Notes receivable, net of current
  portion                                                25,000           32,000

Land held for future development                                         577,327
Investment
    Neo Vision, Inc.                                    103,338
Property and equipment, net of
  accumulated depreciation of
  $ 79,023 (1998) and $ 65,962 (1997)                    47,613           57,154

Goodwill, net of accumulated
  amortization of $26,397 (1998) and
  $ 22,428 (1997)                                       103,339           87,308

Agency acquisitions-goodwill, net of
  accumulated amortization of $25,733
 (1998) and  $5,514 (1997)                               84,555          104,774

Course materials                                         13,754           15,718

Other                                                    13,874           24,527
                                                     ----------       ----------

     Total assets                                    $  484,789       $1,046,115
                                                     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1998 AND 1997

                         LIABILITIES AND STOCKHOLDERS'

                                                     1998               1997
                                                 -----------        -----------
Current liabilities
  Current portion of long term debt              $    26,000        $    37,775
  Notes Payable                                       30,000
  Trust deed notes payable                                              601,000
  Convertible debentures and
    related accrued interest                          90,041             82,938
  Accounts payable                                    90,734             86,159
  Accrued expenses                                   214,062             68,263
  Unearned tuition                                    62,900             45,290
                                                 -----------        -----------
       Total current liabilities                     513,737            921,425

Long term debt, net of
  current portion                                      5,360             19,979

Commitments

Stockholders' equity
 Capital Stock
   Class A: $.50 par value
      10,000,000 shares authorized,
      9,927,504 (1998) and
     7,652,504 (1997) shares
      issued and outstanding                       4,963,752          3,826,252
   Class B: $.001 par value,
     5,000,000 shares authorized
     4,962,801 shares issued and
     outstanding                                       4,963              4,963
Paid-in-capital (deficit)                         (1,838,862)          (751,827)
Accumulated (deficit)                             (3,164,161)        (2,974,677)
                                                 -----------        -----------
                                                     (34,308)           104,711
                                                 -----------        -----------
     Total liabilities and
        Stockholders' equity                     $   484,789        $ 1,046,115
                                                 ===========        ===========

   The accompanying notes are an integral part of these financial statements.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE THREE YEARS ENDED
                       SEPTEMBER 30, 1998, 1997, AND 1996

                                          1998          1997            1996
                                      -----------    -----------    -----------
Revenue
Real estate education                 $   494,258    $   436,710    $   343,788
Travel agency                           1,281,689        776,544
Other                                      99,407          8,989         42,385
                                      -----------    -----------    -----------
Total revenue                           1,875,354      1,222,243        386,173

Operating costs and expenses
Cost of sales - travel agency           1,163,825        699,669
Personnel expenses                        351,224        292,437        183,700
Facility cost                              69,851         57,192         22,025
Other operating costs                     120,249        129,076         64,330
General and administrative                299,787        110,639         82,514
Interest                                   20,136         14,933         12,979
Loss from write off of plans and
Specifications                                                          649,999
Depreciation and amortization              39,766         26,412         15,281
                                      -----------    -----------    -----------
                                        2,064,838      1,330,358      1,030,828
                                      -----------    -----------    -----------
 Income (loss) from continuing
 operations                              (189,484)      (108,115)      (644,655)

Discontinued operations
Income of Hansen & Associates, Inc.
 dba Property Masters                                      4,397         11,671
Gain on disposal of Hansen &
Associates, Inc. dba Property
Masters                                                   33,752
                                      -----------    -----------    -----------

Net income (loss)                     $  (189,484)   $   (69,966)   $  (632,984)
                                      -----------    -----------    -----------
Net income (loss) per share from
continuing operations                 $      (.01)   $      (.01)   $      (.06)
Net income (loss) per share from
discontinued operations               $              $              $
                                      -----------    -----------    -----------
Net income (loss) per share           $      (.01)   $      (.01    $      (.06)
                                      -----------    -----------    -----------
Weighted number of shares
 outstanding                           13,309,055     11,391,138     10,808,846
                                      -----------    -----------    -----------

   The accompanying notes are an integral part of these financial statements.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            FOR THE THREE YEARS ENDED
                       SEPTEMBER 30, 1998, 1997, AND 1996

                                                    Capital Stock
                                 ----------------------------------------    Paid-in
                                   Number                 Number             Capital
                                 of Shares    Amount    of Shares  Amount   (Deficit)      (Deficit)
                                 ---------    ------    ---------  ------   ---------      ---------
Balance, September 30, 1995      4,907,504  $2,453,752  4,962,801  $4,963  $   396,173    $(2,271,727)

Year ended September 30, 1996
Shares issued in acquisition
of Western College, Inc.         1,000,000     500,000                        (450,000)
Shares issued in payment for
services rendered                  375,000     187,500                        (150,000)
Net (loss)                                                                                   (632,984)
                                 ---------  ----------  ---------  ------  -----------    -----------
Balance, September 30, 1996      6,282,504  $3,141,252  4,962,801  $4,963    $(203,827)   $(2,904,711)

Shares issued in acquisition of
Western College, Inc.              200,000     100,000                         (80,000)

Shares issued in travel agency
operations acquisition             500,000     250,000                        (200,000)

Shares issued in acquisition of
land held for future development   250,000     125,000                        (100,000)

Shares issued in payment for
services rendered                  420,000     210,000                        (168,000)

Net (loss)                                                                                    (69,966)
                                 ---------  ----------  ---------  ------  -----------    -----------
Balance, September 30, 1997      7,652,504  $3,826,252  4,962,801  $4,963    $(751,827)   $(2,974,633)

Year ended September 30, 1998
Shares issued in acquisition
of Western College, Inc.           200,000     100,000                         (80,000)

Shares issued for loan guarantee    75,000      37,500                         (30,000)
Shares issued in acquisition of
Neo Vision, Inc.                 2,000,000   1,000,000                        (977,035)
Net Income                                                                                   (189,484)
                                 ---------  ----------  ---------  ------  -----------    -----------
Balance, September 30, 1998      9,927,504  $4,963,752  4,962,801  $4,963  $(1,838,862)   $(3,164,161)
                                 =========  ==========  =========  ======  ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                       UNITED STATES AIRCRAFT CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE THREE YEARS ENDED
                       SEPTEMBER 30, 1998, 1997, AND 1996

                                                 1998        1997        1996
                                              ---------   ---------   ---------
Cash flows from operating activities
Net income, (loss)                             (189,484)  $ (69,966)  $(632,984)
 Adjustments to reconcile net
  income, (loss) to cash provided
  by (used in) operating activities
  (Income) loss from discontinued operations                 (4,397)    (11,671)
   Depreciation                                  13,061      10,788       8,792
   Amortization                                  26,705      15,624       8,079
   Allowance for doubtful accounts                            7,500
   Gain on disposal of operations                           (33,752)
   Class A Shares issued in payment
     for services rendered                        7,500      42,000      37,500
   Gain from write off of long term debt                    (30,000)
   Loss from write off of plans
      and specifications                                                649,999
   Change in assets and liabilities
    net of effects from acquisition
    Accounts receivable                          (5,591)    (21,977)    (31,661)
    Other                                       (70,273)     (3,069)    (15,466)
    Prepaid expenses                             13,956     (14,609)     (5,939)
    Notes payable                                30,000
    Accounts payable                              4,575      63,839       6,338
    Accrued expenses                            145,799      32,052     (14,678)
    Unearned tuition                             17,610       9,992      20,240
                                              ---------   ---------   ---------
Net cash provided by (used in) operating
 activities of continuing operations             (6,142)     34,025     (11,451)
Net cash provided by (used in) discontinued
  operations                                                              2,917
                                              ---------   ---------   ---------
Net cash provided by (used in) operating
  activities                                     (6,142)     34,025      (8,534)

Cash flows from investing activities
  Changes in advance to officer                  27,769       2,815      (4,399)
  Decrease in notes receivable                   12,500
  Cash provided from acquisition of
  Western College, Inc.
  Addition to land for future development                   (51,327)
  Investment in RVP-LLC                         (23,673)
  Additions to intangible assets, net                       (61,172)
  Additions to property and equipment            (3,520)     (7,580)     (8,826)
                                              ---------   ---------   ---------
Net cash (used in) investing activities          13,076    (117,264)     (9,080)

Cash flows from financing activities
  Increase in convertible debentures
    and related accrued interest                  7,103       8,879      17,609
  Increase in trust deed notes payable                      100,000
  Proceeds from long term debt                                           36,822
 Decrease in long term debt                     (26,394)    (15,350)    (32,339)
                                              ---------   ---------   ---------
   Net cash provided by financing activities    (19,291)     93,529      22,092
                                              ---------   ---------   ---------
Net increase (decrease) in cash and cash
  equivalents                                   (12,357)     10,290       4,478
Cash, beginning of year                          20,427      10,137       5,659
                                              ---------   ---------   ---------
Cash, end of year                             $   8,070   $  20,427   $  10,137
                                              ---------   ---------   ---------

   The accompanying notes are an integral part of these financial statements.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

Unites States Aircraft Corporation (Company) was incorporated in Delaware on October 6, 1978, and commenced operations in April, 1980. The Company, operating solely in Arizona provides real estate educational services through its wholly owned subsidiaries Western College, Inc. and Ford Schools, Inc. doing business as Westford College. Travel agency services are provided through its wholly owned operating division FirsTravel.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of United States Aircraft Corporation and its wholly owned subsidiaries except Neo Vision, Inc. that was acquired on June 30, 1998. All significant intercompany transactions and balances have been eliminated in consolidation.



Neo Vision, Inc has not been consolidated until its acquisition has been fully assured. See Note 6.

RECOGNITION OF REVENUE

Real estate education services tuition fees are generally paid in advance and recorded as unearned tuition. Tuition revenue is recognized when students attend classes. Travel agency revenues are recognized at the time of booking travel arrangements.

Included in revenue during the year ended September 30, 1996, is $30,000 related to the reduction of certain accrued obligations recorded in prior years.

INDUSTRY SEGMENTS

During 1998 and 1997, approximately 53% and 44% of the Company's travel agency revenue was received from the airline industry. In 1997, the major airlines reduced their commission rate from ten percent to eight percent, and set a maximum amount paid on certain commissions. The company subsequently adopted a policy of charging a service fee for airline tickets issued, and will continue to promote other forms of leisure travel, such as tours and cruises, where the commissions are generally higher. However, any adverse change in the airline industry could have a material effect on the future operations of the Company.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Investment tax credits are recognized as a reduction of the provision for income taxes using the flow-through method to the extent realization is assured.

PROPERTY AND EQUIPMENT

Property and equipment consists of office furniture and equipment, and is depreciated using the straight line method over their estimated useful lives ranging from five to ten years.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts represents an amount which, in managements judgement, will be adequate to absorb probable losses on existing accounts receivable that may become uncollectible.

PLANS AND SPECIFICATIONS

The Company owns plans and specifications for the turbo-prop engine conversion for the DC-3/C-47 aircraft, and has investigated methods of realizing this investment. Possible methods to realize the Company's investment in the plans and specifications include a new licensing agreement, sale of the plans and specifications, acquisition or by obtaining financing and successful future development. As of September 30, 1996, the Company was unable to identify any cash flows from its investment in the plans and specifications. Accordingly, an impairment loss of $649,999, that represents the excess of the carrying amount over the present value of the identifiable net cash flow, has been included in operations for the year ended September 30, 1996.


IMPAIRMENT OF LONG-LIVED ASSETS

The Company requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and industry conditions. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or net realizable value. As more fully described in the preceding paragraph, "plans and specifications", the Company recorded an impairment loss of $649,999 during the year ended September 30, 1996.


GOODWILL


Goodwill results from acquisitions of subsidiaries in which the acquisition cost exceeded the book value of the net assets acquired. Goodwill is being amortized using the straight line method over 25 years.


AGENCY ACQUISITIONS


Agency acquisitions result from acquiring travel agency operations and assets in which the acquisition cost exceeded the book value of net assets acquired and represent the travel agency's base of customers and home-based travel agents. Agency acquisitions are being amortized using the straight line method over five years.


COURSE MATERIALS


Course materials represent the initial cost of the Principles of Real Estate textbook. The textbook is updated annually and the annual costs are expensed as incurred. Due to the acquisition of Western College, Inc. and the resulting change in the use of the textbook, the Company is amortizing the initial cost over a ten year period.


EARNINGS PER SHARE


Basic earnings per share amounts are based upon the average number of shares outstanding. The effect of debentures convertible into Class A common stock and outstanding stock options on the earnings per share calculations are antidilutive and therefore diluted earnings per share are not presented.


ADVERTISING


The Company expenses advertising costs when the advertisement occurs. Total advertising expenses amounted to $14,417, $11,308 and $8,045 in 1998, 1997 and 1996, respectively. There were not any capitalized advertising costs for the periods presented.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION:

The Company has elected to follow Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees (APB 25) and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No.123, Accounting for Stock-Based Compensation (Statement No.123).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION

Certain  items  included  in  prior  years'   financial   statements  have  been
reclassified to conform to the current year financial statement classification.


NOTE 2 - INCOME TAXES


At September 30, 1998, the Company had the following net operating loss and credit carryovers for income tax purposes:

              Taxable         Year of               Net
               Year          Expiration        Operating Loss
               ----          ----------        --------------
               1996             2011               556,000
               1997             2012                77,000

The income tax effect of the net operating loss carryforward gives rise to a deferred income tax asset as follows:

                                               1998             1997
                                               ----             ----

Net operating loss carryforwards            $ 663,000       $ 2,654,000
                                            ---------       -----------

Gross deferred tax assets                   $  316,000      $ 1,327,000
Deferred tax asset valuation allowance         316,000        1,327,000
                                            ----------      -----------
          Net deferred tax asset
                                            ----------      -----------

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 2 - INCOME TAXES (CONTINUED)


The gross deferred tax deferred tax asset is reduced by a valuation allowance based in management's estimate that it is more likely than not that the tax benefits will not be realized. The decrease in the valuation allowance during the year ended September 30, 1998, is $1,011,000.


NOTE 3 - ADVANCES TO OFFICER


Advances to officer represent non-interest bearing advances with no stated terms of repayment.


NOTE 4 - NOTES RECEIVABLE


The Company has notes receivable from the sale of Hansen & Associates, Inc. dba Property Masters consisting of the following:

            Note receivable from individual due in
            semi-annual payments plus interest at 71/2%     $26,500
            Less current portion                              1,500
                                                            -------
            Balance September 30, 1998                      $25,000
                                                            -------


NOTE 5 - INVESTMENTS - RVP-LLC


The Company has formed RVP-LLC, an Arizona limited liability company for the purpose of owning recreational vehicle parks that will be leased to and operated by the Company. The operating agreement provides that the Company will manage RVP-LLC and that profits and losses will be allocated 90% to a trust whose trustee is the individual from whom the RV Park consulting fee has been earned, with the remainder allocated to the Company.

The Company has earned a consulting fee of $412,999 relating to its research project on the recreational vehicle park industry net of its contribution to RVP-L.L.C. The Company for over two years has investigated the recreational vehicle park industry and instituted a program to establish a Chain of RV Parks. In connection therewith, the Company has earned a consulting fee for its research and development of the RV Parks program from which it will contribute $1,700,000 to RVP-LLC. The net consulting fee at September 30, 1998 consists of the following:

     * Fee, net of contribution to RVP-L.L.C.               $300,000
     * Equity in RVP-L.L.C.                                  112,999
                                                            --------
                                                            $412,999
                                                            ========

The consulting fee revenue was earned upon completion of the research and the agreement with the unrelated individual who is the trustee of the family trust that holds 90% of RVP-LLC. However, for financial reporting purposes the consulting fee revenue will not be recognized until it is received, since there is insufficient evidence to assure its realization. Management believes the consulting fee, which is expected to be revenue with an infrequent occurrence,

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 5 - INVESTMENTS - RVP-LLC (CONTINUED)

will be collected in the year ending September 30, 1999. The costs related to earning the consulting fee consisted primarily of executive compensation and travel all of which has been expensed over the period of the project. On June 30, 1998 the Company approved the transfer to RVP-LLC of the 35.66 acres of land in Glenn County, California subject to trust deeds payable in the amount of $601,000. The 35.66 acres of land transferred to RVP-LLC resulted in $12,516 being included as the original investment in RVP-LLC. The $12,516 represents the excess of the land cost at June 30, 1998 over the balance of the trust deeds payable and it has been included in the Company's general and administrative expenses for the year ended September 30, 1998. The land was acquired for the purpose of developing the initial recreational vehicle park of the planned chain of RV parks. The holder of the second trust deed filed a notice of default due to non payment of interest. The LLC determined not to reinstate the defaulted trust deed and in August 1998, RVP-LLC lost the California land in a foreclosure sale. There are no collection activities being pursued by the trust deed noteholders and management does not believe there will be any collection efforts.


At September 30, 1998, the members equity of RVP-LLC is $1,707,500 and consists of primarily of the $1,700,000 capital contribution to be received from the consulting fee which for financial reporting purposes reduces the member's equity of RVP-LLC until the capital contribution of $1,700,000 is received. The Company's interest in the RVP-LLC, if the capital contributions were recognized, would be approximately $135,988.


NOTE 6 - ACQUISITIONS


Effective January 1, 1996 the Company acquired all of the outstanding shares of Western College, Inc. a real estate training organization whose operations have been combined with the Company's wholly owned subsidiary, Ford Schools, Inc. The acquisition was through a tax-free exchange of stock, resulting in the issuance of 1,000,000 shares of the Company's Class A common stock plus an agreement to issue an additional 600,000 Class A shares over the following three years contingent on the gross tuition revenue equaling or exceeding $250,000 per year.

The acquisition is being accounted for by the purchase method. The 1,000,000 shares of Class A common stock has been recorded for accounting purposes at $50,000. During each of the years ended September 30, 1998 and 1997, and additional 200,000 shares of Class A common stock were issued pursuant to the acquisition and recorded for accounting purposes at $20,000. The $90,000 purchase price exceeds the book value of the net assets of Western College, Inc. by $99,361 which has been allocated as follows:


               Property and equipment                       $31,713
               Goodwill                                      67,648

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 6 - ACQUISITIONS (CONTINUED)

The property and equipment is being depreciated over seven years and the goodwill is being amortized over 25 years. Operations of Western College have been included in the consolidated statement of operations from the date of acquisition.

Supplemental   cash  flow  information   related  to  the  assets  acquired  and
liabilities assumed from the acquisition of Western College, Inc., is as follows:

              Assets
                Accounts receivable                             $ 4,500
                Property and equipment                           31,713
                Goodwill                                         47,648
                Deposits                                          1,904
                                                                -------
                                                                 85,765
              Liabilities
                Current liabilities                              13,587
                Long-term debt                                    6,323
                                                                -------
                                                                 19,910
              Class A common shares of
                the Company issued for
                acquisition                                      70,000

              Cash provided from acquisition                    $ 4,145
                                                                -------

The Company, through asset acquisitions, implemented its travel services division on July 1, 1997. Effective July 1, 1997, the Company purchased certain assets of Travel Easy Inc., and in August, 1997, the assets of FirsTravel, both of which were full service travel agencies. The Travel Easy agency has been closed and its approximately 175 independent contractor Home Based Travel Agents became affiliated with the Company's travel agency operated as FirsTravel.

The acquisitions are being accounted for by the purchase method. The acquisition price of $160,643 included the assumption of certain liabilities totaling $110,643 and the issuance of 500,000 shares of Class A common stock which has been recorded for accounting purposes at $50,000. The acquisition of the Company's travel agency operations resulted in the acquisition cost exceeding the cost of the assets acquired by $110,288. The excess has been recorded as agency acquisitions-goodwill. At September 30, 1998 and 1997, accumulated amortization on the agency acquisition is $25,733 and $5,514, respectively.

The results of operations of Western College, Inc., are included in the consolidated statement of operations since January 1, 1996, the date of acquisition. The results of operations of the travel services division are included in the consolidated statement of operations beginning July 1, 1997, the date of acquisition.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 6 - ACQUISITIONS (CONTINUED)

The following supplemental unaudited pro forma information has been prepared assuming Western College, Inc., and the predecessor travel services operations had been acquired as of the start of the years ended September 30:

                                             1997               1996
                                             ----               ----

Revenue                                    $5,727,606        $2,874,314
                                           ----------        ----------

Net income (loss)                          $  102,887        $ (472,461)
                                           ----------        ----------
Per share based on weighted
 average shares of 10,870,305              $      .01        $     (.04)
                                           ----------        ----------

At June 30, 1998  acquired  all of the  outstanding  shares of Neo Vision,  Inc.
whose principal business purpose is to provide advertising, programming and information to remote audiences using computer, video and transmission technology throughout the United States. The merger was closed with the exchange of 2,000,000 shares of the Company's Class A common stock for all of the outstanding shares of Neo Vision, Inc. The exchange agreement requires that an amendment and restatement of the Company's Certificate of Incorporation be approved by the stockholders authorizing (i) the reclassification of the Company's Class A Common Stock and Class B Common Stock in a single new class of Common Stock ("New Common Stock,") pursuant to the following ratios: shares of Class A Common Stock will be reclassified into shares of New Common Stock on the basis of 10 shares of Class A Common Stock into one share of New Common Stock and 13 shares of Class B Common Stock into one share of New Common Stock; (ii) the issuance of up to 100,000,000 shares of New Common Stock: (iii) the issuance of up to 75,000,000 shares of preferred stock: (iv) the change of the name of the Company from United States Aircraft Corporation to Neo Vision Systems, Inc. and (v) make certain technical amendments to the Company's Certificate of Incorporation. The exchange agreement provides that if the amendment and restatement of the Certificate of Incorporation is not approved by a majority of each of the Class A and Class B stockholders then the Neo Vision stockholders can each elect to rescind their exchange of shares with the Company.


The financial statements of Neo Vision, Inc. will not be consolidated with the Company, until approval of the amendment and restatement of the Certificate of incorporation is fully assured and the investment is being accounted for pursuant to the cost method. At September 30, 1998, the investment in Neo Vision, Inc. representing the initial 2,000,000 Class A Common Stock shares issued for all of the outstanding shares of Neo Vision, Inc. has been recorded for financial reporting purposes at $22,965, which represents the portion of the total investment in Neo Vision Inc. represented by the initial issuance of the Company's Class A shares. The investment, Neo Vision, Inc, includes the following:

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

          Acquisition of Neo Vision, Inc
                common shares                      $ 22,965

          Management Fees Receivable
                from Neo Vision Inc.                 80,373
                                                   --------
                                                   $103,338
                                                   ========


Upon approval of the amendment and restatement of the Certificate of Incorporation an additional 3,977,560 shares of the New Common Stock will be issued to the former stockholders of Neo Vision, Inc., approximately 973,000 shares of the New Common Stock will be in exchange for the outstanding Neo Vision, Inc. convertible debentures and 753,000 shares of the New Common Stock issued in payments of fees to a Neo Vision, Inc. financial advisor. When the acquisition of Neo Vision, Inc. is fully assured it will be accounted for under the purchase method of accounting with a reverse merger and Neo Vision, Inc. being the acquired for financial reporting purposes. See Note 16 for pro forma financial information showing the consolidated pro forma balance sheet and operating statements as if the acquisition was fully assured and consummated at September 30, 1998.


The management fees are expected to be received from the future operating profits of Neo Vision, Inc. and the proceeds of its planned capital infusion.

NOTE 7 - GOODWILL

The acquisition of the Company's wholly owned subsidiaries, Western College, Inc. and Ford Schools, Inc. each resulted in the acquisition cost exceeding the book value of the net assets acquired. The excess has been recorded as goodwill and is summarized as follows:

           Ford Schools, Inc.                $ 62,088        25 years
           Western College, Inc.               67,648        25 years
                                            ---------
                                              129,736
           Less accumulated
             amortization                      26,397
                                            ---------
                                            $ 103,339
                                            =========



NOTE 8 - CONVERTIBLE DEBENTURES

The convertible debentures of $56,450 and accrued interest of $33,591 in 1998 and $26,488 in 1997 that were due in December, 1996, are convertible into common shares at $.75 per share. Currently, the debentures remain unpaid and are in default, since payment of principal and interest was due in December 1996; however, the Company has had no contact from the debenture holders.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 9 - LONG TERM DEBT

At September 30, 1998 and 1997, long term debt consists of the following:

                                                1998            1997
                                                ----            ----
Note payable, bank, due in monthly
  principal payments of $833 plus
  interest at 10.5% per annum                 $ 8,333          $16,665

Notes and payables to trade creditors
  with interest ranging from 10% to 18%        23,027           41,089
                                              -------          -------
                                               31,360           57,754
Less current portion                           26,000           37,775
                                              -------          -------
                                              $ 5,360          $19,979
                                              -------          -------

At September 30, 1998, maturities of long term debt are as follows:

                       Year ended
                       September 30,
                       -------------
                          1999                $26,000
                          2000                  5,000
                          2001                    360
                                              -------
                                              $31,360

Substantially all assets are pledged as collateral for long term debt.


NOTE 10 - TRUST DEED NOTES PAYABLE

At September 30, 1997, trust deed notes payable consist of the following:

First trust deed, bearing interest at 14.5% per annum, payable in
$2,066 monthly installments of interest only, due February, 1999      $171,000

Second trust deed, bearing interest at 16% per annum, payable in
$1,333 monthly installments of interest only, due February, 1999       100,000

Seller carryback, bearing interest at 10% per annum, payable in
$2,750 monthly installments only, due February, 2001                   330,000
                                                                      --------
                                                                      $601,000
                                                                      --------

During the year ended September 30, 1998 the land held for future development subject to the trust deeds payable was transferred to RVP-LLC a limited liability company formed by the Company. See Note 5.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The real estate training services operation leases two classroom facilities, which include an office facility, pursuant to long term leases with monthly rent of $4,500. The travel agency operation leases office facilities pursuant to a long term lease with monthly rent of $333. The Company also has leased certain computer equipment at a monthly rental of $450 plus taxes and insurance.


Minimum lease payments on long term operating leases are as follows:

                        Year ended
                       September 30,
                       -------------
                           1999               $ 40,154
                           2000                 35,812
                           2001                 30,445
                                              --------
                                              $106,411
                                              --------

Rent expense under these operating leases totaled $73,022, $59,002 and $17,800 for the years ended September 30, 1998, 1997 and 1996 respectively.

The Company is not currently involved in any material litigation.

NOTE 12 - CAPITAL STOCK

The Company's articles of incorporation authorize issuance of two classes of stock, Class A common stock and Class B common stock. The rights of the Class A and Class B stockholders differ in the following respects:

          The Class A stock has a preference in distribution of the Company's assets upon liquidation in the amount of $.50 per share. The liquidation preference is to be reduced by $.005 for each $.01 of dividends paid on the Class A stock.

          Dividends are not to be paid on the Class B stock until dividends aggregating $.50 per share have been paid on the Class A stock. Thereafter, both classes of stock are to share ratably in dividends.

          When an aggregate of $1.00 per share in dividends has been paid on the Class A stock, the Class A stock and the Class B stock are to be identical in all respects.

The Company intends to request stockholder authorization for New Common Shares and the reclassification of the Class A and Class B shares into the New Common shares. See Note 6.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 12 - CAPITAL STOCK


On June 30, 1998 the Board of Directors adopted the 1998 Stock Option Plan. A maximum of 2,500,000 shares of the Company's New Common Stock may be issued under the plan. The plan is divided into two programs: The Discretionary Grant Program for executive officers, directors, employees, etc; and the Automatic Option Program for directors.

Following is a summary of the status of stock options for employees and directors for the year ended September 30, 1998:

                                               Number of          Weighted Avg.
                                                Options          Exercise Price
                                                -------          --------------
Balance at September 30, 1997                  $                    $
Granted in 1998                                 1,342,500               1.00
                                               ----------           --------
Outstanding at September 30, 1998              $1,342,500           $   1.00
                                               ==========           ========


Of the above options 375,000 have expired due to the resignation of an officer. The remaining 967,500 options expire on June 30, 2008.


All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant. In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements for the year ended September 30, 1998. Had compensation cost for stock-based compensation been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net loss and loss per share for the year ended September 30, 1998, would have been reduced to the pro forma amounts presented below:

                                      September 30, 1998
                                      ------------------
Net loss
   As reported                            $(189,484)
   Pro forma                               (243,184)

Basic loss per share:
   As reported                            $    (.01)
   Pro forma                                   (.02)


The fair value of options grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1998, expected life of options of 10 years, expected volatility of 3.18%, risk-free interest rates of 8.0%, and a 0% dividend yield. The weighted average fair value at date of grant for options granted during 1998 approximated $.04.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 13 - DISCONTINUED OPERATIONS

On September 30, 1997, the Company sold its wholly-owned subsidiary Hansen & Associates, Inc. dba Property Masters to the President of Hansen & Associates, Inc. Operating results of Hansen & Associates, Inc. are shown separately in the accompanying income statements as discontinued operations for the years ending September 30, 1997 and 1996.

NOTE 14 - DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, accounts payable, and unearned tuition approximate fair value because of the short maturity of those instruments. Financial instruments in notes receivable and land held for future development have no quoted market prices and, accordingly, a reasonable estimate of fair market value could not be make without incurring excessive costs. However, the Company believes by reference to stated interest rates and land held, that the fair value of the assets would not differ significantly from the carrying value.

Based on prevailing interest rates, the Company estimates that the fair value of the Company's long-term debt, convertible debentures and related accrued interest, and trust deed notes payable, approximates carrying value.

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The following is the cash paid for interest for the three years ended September 30, 1998, 1997, and 1996:

                      1996             $ 6,841
                      1997             $27,106
                      1998             $ 8,783

Supplementary schedule of non-cash activities:


For the year ended September 30, 1996:
   Class A shares issued in payment for services rendered               $ 37,500

For the year ended September 30, 1997:
   Class A shares issued in payment for services rendered               $ 42,000

Acquisition of land held for future development:
   Class A shares issued 25,000 Assumption of trust deed notes payable   501,000
   Class A shares issued in acquisition of Western College, Inc.          20,000
   Class A shares issued in acquisition of travel agency operations       50,000
   Notes receivable  received as consideration  for sale of business      60,044

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)


For the year ended September 30, 1998:
   Class A shares issued in acquisition of Western College, Inc           20,000
   Class A shares issued in acquisition of Neo Vision, Inc.               22,965
   Class A shares issued for loan guarantee                                7,500


The Class A shares issued for services during the years ended September 30,1997 and 1996 were to the board of directors, and an officer and shareholder of the Company.

NOTE 16 - BUSINESS SEGMENTS

In 1996, the Company's operations consisted of real estate educational services. In 1997, it expanded into the travel services business, and certain financial information related to these two business segments for 1998 and 1997 is summarized as follows:

                                 Real Estate      Travel     Corporate &
                                  Education      Services   Eliminations   Consolidated
                                  ---------      --------   ------------   ------------
Year ended September 30, 1997
 Sales                            $436,710    $  776,544     $   8,989      $1,222,243
 Operating income                   38,713       (27,113)     (119,715)       (108,115)
 Identifiable assets               216,583       164,256       665,276       1,046,115
 Capital expenditures                4,248        11,570        (8,238)          7,580
 Depreciation and
    amortization                    12,519        10,023         3,870          26,412

Year ended September 30, 1998
 Sales                            $494,258    $1,281,689     $  99,407      $1,875,354
 Operating income                   76,910       (44,111)      222,283        (189,454)
 Identifiable assets               240,871       102,946       140,972         484,789
 Capital expenditures                3,520
 Depreciation and
   Amortization                     12,877        22,534         4,355          39,766

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 17 - PRO FORMA FINANCIAL INFORMATION

The following unaudited Pro forma Consolidated Balance Sheets of United Stated Aircraft Corporation as of September 30, 1998 sets forth the consolidation of United States Aircraft Corporation with Neo Vision, Inc. under the purchase method of accounting with a reverse merger and Neo Vision, Inc. being the acquirer for financial reporting purposes. The pro forma adjustments report the exchange of the Class A and Class B shares for the New Common stock, the issuance of 4,577,560 additional New Common shares pursuant to the Exchange Agreement and approximately 1,126,000 of New Common shares for the conversion of the Neo Vision, Inc. convertible debentures.

      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS - September 30, 1998

                                       United States
                                       Aircraft Corp.                                     Pro Forma        Pro Forma
                                     and Subsidiaries   Neo Vision, Inc.    Combined     Adjustments      Consolidated
                                     ----------------   ----------------    --------     -----------      ------------
ASSETS
Cash                                 $     8,070       $    83,577    $     91,647                         $   91,647
 Accounts Receivable                      75,902            22,699          98,601                             98,601
 Notes Receivable                          1,500                             1,500                              1,500
 Prepaid expenses                          7,844             1,349           9,193                              9,193
                                     -----------       -----------    ------------                         ----------
   Total current asets                    93,316           107,625         200,941                            200,941
Investment, Neo Vision, Inc.             103,338                           103,338    (103,338)(3)(4)(5)
Note receivable, net of
current portion                           25,000                            25,000                             25,000
Property & equipment, net                 47,613           584,094         631,707                            631,707
Agency acquisition, net of
amortization                              84,555                            84,555                             84,555
Goodwill, net                            103,339                           103,339                            103,339
Course materials                          13,754                            13,754                             13,754
Other                                     13,874            18,768          32,642                             32,642
                                     -----------       -----------    ------------                         ----------
   Total assets                          484,789           710,487       1,195,276                          1,091,938
                                     -----------       -----------    ------------                         ----------
LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities
  Note Payable, bank                      30,000           15,000          45,000                              45,000
  Current portion of
   long-term debt                         26,000                           26,000                              26,000
  Convertible debentures &
  related accrues interest                90,041          746,164         836,205     (746,164)(6)             90,041
  Accounts payable                        90,734          273,721         364,455                             364,455
  Accrued expenses                       214,062          119,259         333,321     (100,301)(6)            233,020
  Unearned revenue                        62,900           15,148          78,048                              78,048
                                     -----------       ----------     -----------                          ----------
     Total current liabilities           513,737        1,169,292       1,683,029                             836,564

Due to United States Aircraft Corp.                        80,373          80,373      (80,373)(5)
Long term debt, net                        5,360                            5,360                               5,360
Minority Interest in Neo Vision LLC                       130,436         130,436                             130,436
Stockholders' Equity - Capital stock
  Class A: $.50 par value,
  9,927,504 issued                     4,963,752                        4,963,752   (4,963,752)(1)
  Class B: $.001 par value,
  4,962,801 issued                         4,963                            4,963       (4,963)(2)
  Common Stock, Neo Vision, Inc                             6,250           6,250       (6,250)(4)
  New Common Shares
  $.001 par value,  7,078,303 issued                                                     7,078 (1)(2)(3)(6)     7,078

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - PRO FORMA FINANCIAL INFORMATION (CONTINUED)

  Paid in Capital                     (1,838,862)                      (1,838,862)   2,627,227 (1)(2)(3)(6)   788,364
  Retained earnings (deficit)         (3,164,161)        (675,864)     (3,840,025)   3,164,161 (4)           (675,864)
                                     -----------       ----------     -----------                          ----------
                                         (34,308)        (669,614)       (703,922)                            119,578
                                     -----------       ----------     -----------                          ----------
Total liabilities and
 stockholders' equity                $   484,789       $  710,487     $ 1,215,320                          $1,091,938
                                     -----------       ----------     -----------                          ----------

                 See explanation of pro forma adjustments below.

Pro Forma Adjustments:

1. To record the exchange of Class A shares outstanding for the New Common shares on the basis of 10 Class A shares for 1 New Common Share.

2. To record the exchange of Class B shares outstanding for the New Common shares on the basis of 13 Class B shares for 1 New Common shares.

3. To record the 4,577,560 additional New Common shares to be issued to the former Neo Vision, Inc. shareholders pursuant to the June 30, 1998 exchange agreement.

4. To record elimination of intercompany investment on Neo Vision, Inc using the purchase method of accounting with a reverse merger and Neo Vision, Inc being the acquirer for financial reporting purposes.

5.   To eliminate intercompany receivables and payables.


6. To record the conversion of the Neo Vision, Inc. convertible debentures accrued interest to September 30, 1998 and the payment of financial consulting fees all through the issuance of approximately 1,126,000 shares of New Common stock.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - PRO FORMA FINANCIAL INFORMATION (CONTINUED)


The following unaudited consolidated statements of operations of Unites States Aircraft Corporation for the year ended September 30, 1998 sets forth the consolidation of United States Aircraft Corporation with the Neo Vision, Inc. under the purchase method of accounting as of the acquisition was competed on October 1, 1998.


                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998

                                       United States
                                       Aircraft Corp.                                         Pro Forma                   Pro Forma
                                     and Subsidiaries   Neo Vision, Inc.     Adjustments     Consolidated
                                     ----------------   ----------------     -----------     ------------
Revenue
  Real Estate Education                 $  494,258                                            $   494,258
  Travel Agency                          1,281,689                                              1,281,689
  Video Wall Advertising                                 $   102,209                              102,209
  Other                                     99,407               745          (90,000) (1)         10,152
                                        ----------       -----------                          -----------
Total Revenue                            1,875,354           102,954                            1,888,308
                                        ----------       -----------                          -----------

Expenses
  Cost of Sales Travel Agency            1,163,825                                              1,163,825
  Personnel Expenses                       351,224           297,029                              648,253
  Facility Cost                             69,851            81,360                              151,211
  Other Operating Cost                     120,249           181,725                              368,074
  General and Administration               299,787            90,000          (90,000) (1)        299,787
  Depreciation and Amortization             39,766            37,909                               77,675
                                        ----------       -----------                          -----------
    Total Expenses                       2,044,702           688,023(3)                         2,642,725
                                        ----------       -----------                          -----------

      Income (Loss) Before Interest
      Expense and Minority Interest,      (169,348)         (585,069)                            (754,417)
Interest Expense                            20,136           135,359                              155,495

Minority Interest in Neo
 Vision Ll C Loss                                            (44,564)                             (44,564)
                                        ----------       -----------                          -----------

Net Income (Loss)                       $ (189,484)      $  (675,864)                         $  (865,348)
                                        ----------       -----------                          -----------
Pro Forma Net Income (Loss) Per
New Common Shares (2)                                                                                (.06)
                                                                                              -----------

----------
(1)  To eliminate intercompany management fees.
(2) Based on pro forma shares of 7,078,303 to be outstanding after the exchange of Class A and B shares for the New Common shares to be authorized and the New Common shares to be issued in the acquisition of Neo Vision, Inc., the conversion of the Neo Vision, Inc. convertible debentures and the payment of financial consulting fees.
(3) The Neo Vision, Inc. expenses included in the audited financial statements have been reclassified in the pro forma statement of operations to the groupings used by the Company.

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 18 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained continuing operating losses.


As shown in the accompanying statement of operations, the Company has incurred a net loss of $189, 484 for the year ended September 30, 1998. Unaudited information subsequent to September 30, 1998 indicates that losses are continuing. As of September 30, 1998, the accompanying balance sheet reflects $14,264 in net shareholders' deficit and negative working capital of $414, 921.


The above conditions indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The net loss for the year ended September 30, 1998 primarily results from the increase in general and administrative expenses related to increases in the management team and their compensation, which have been made to facilitate the planned expansion including the acquisition and expansion of Neo Vision, Inc. Management projects that all of its operating units including Neo Vision, Inc will operate at a sufficient profit to cover all of its general and administrative expenses during the year ended September 30, 1999. To accomplish the planned expansion and the resulting profitability management has adopted a program to expand its existing service operations plus the acquisition of other service organizations; however the expansion program requires the infusion of additional capital for which a program has been adopted.

               UNITED STATES AIRCRAFT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1999 AND SEPTEMBER 30, 1998


                                            March 31, 1999    September 30, 1998
           ASSETS                            (Unaudited)
                                             -----------      ------------------
Current Assets
 Cash                                        $     5,971        $     8,070
 Accounts receivable                             169,160             75,902
 Notes receivable                                  1,500              1,500
 Prepaid expenses                                 24,578              7,844
                                             -----------        -----------
       Total current assets                      201,209             93,316
Note receivable, net of current portion           25,000             25,000
Investment, Neo Vision, Inc.                                        103,338
Property & equipment, net of
  accumulated depreciation                     1,586,662             47,613
Agency acquisitions, net of amortization          73,526             84,555
Goodwill, net                                    100,342            103,339
Course materials                                  12,771             13,754
Other                                             52,118             13,874
                                             -----------        -----------
     TOTAL ASSETS                              2,051,628            484,789
                                             -----------        -----------

LIABILITIES & STOCKHOLDER'S EQUITY

Current Liabilities
 Current portion of long-term debt                22,000             26,000
 Notes payable, bank                              60,170             30,000
 Convertible debentures & related
   accrued interest                              914,269             90,041
 Accounts payable                                430,287             90,734
 Accrued expenses                                310,964            214,062
 Unearned  tuition                                79,324             62,900
                                             -----------        -----------
     Total current liabilities                 1,817,014            513,737

Long term debt, net of current portion            23,223              5,360

 Minority Interest                               136,096
                                             -----------        -----------
     Total liabilities                         1,976,333            519,097
                                             -----------        -----------
Stockholders' Equity
 Capital stock
   Class A:  $.50 par value, 10,000,000
    shares authorized, 9,927,504 issued        4,963,752          4,963,752
   Class B:  $.001 par value, 5,000,000
    shares authorized, 4,962,801 issued            4,963              4,963
 Paid in capital                              (1,838,862)        (1,838,862)
Retained earnings (deficit)                   (3,054,558)        (3,164,161)
                                             -----------        -----------
                                                  75,295            (34,308)
                                             -----------        -----------
     Total liabilities and
       stockholders'equity                   $ 2,051,628        $   484,789
                                             -----------        -----------

   The accompanying notes are an integral part of these financial statements.

               UNITED STATES AIRCRAFT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 1998
                                  (UNAUDITED)


                                                      1999             1998
                                                  ------------     ------------
REVENUE
 Real estate education                            $    257,841     $    218,109
 Travel agency                                         632,454          696,617
 Other                                                 180,000            1,010
                                                  ------------     ------------
      Total revenue                                  1,070,295          915,736
                                                  ------------     ------------
EXPENSES
 Cost of sales-travel agency                           553,187          626,510
 Personnel expenses                                    182,478          187,246
 Facility cost                                          34,757           33,650
 Other operating cost                                   67,681           51,896
 General and administration                             93,735           43,543
 Depreciation and amortization                          21,981           19,269
                                                  ------------     ------------
                                                       953,819          962,114
                                                  ------------     ------------
      Income (loss) before interest expense            116,476          (46,378)

INTEREST EXPENSE                                         6,873            6,391
                                                  ------------     ------------
         Net income (loss)                        $    109,603     $    (52,769)
                                                  ------------     ------------

NET INCOME (LOSS) PER SHARE                       $       .007     $      (.004)
                                                  ------------     ------------
WEIGHTED NUMBER OF SHARES OUTSTANDING               14,890,305       12,727,805


        The accompanying notes are an integral part of these statements.

               UNITED STATES AIRCRAFT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (UNAUDITED)


                                                          1999           1998
                                                       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income (loss)                                      109,603        (52,769)
  Adjustments to reconcile net to cash
   used by operating activities
     Depreciation                                          6,973          5,324
     Amortization                                         15,009         13,945
  Net increase (decrease) in current liabilities
     and (increase) decrease in accounts receivable
     prepaid expense and other assets                   (126,910)        34,418
                                                       ---------      ---------
  Net cash provided by (used by)
    operating activities                                   4,675            918

CASH FLOWS FROM INVESTING ACTIVITIES

  Cash provided from acquisition of Neo Vision, Inc.         439
  Reduction in advance to officer                         23,743
  Addition to land                                                      (24,906)
  Disposition (acquisition) of equipment                 (21,076)        (1,182)
                                                       ---------      ---------
      Net cash provided by (used by)
        investing activities                             (20,637)        (2,345)
                                                       ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES

  Increase (Decrease) in long-term debt                   13,863        (11,979)
                                                       ---------      ---------
      Net cash provided by (used by)
        financing activities                              13,863        (11,979)
                                                       ---------      ---------

Net increase (decrease) in cash                           (2,099)       (13,406)
Cash, Beginning of Period                                  8,070         20,427
                                                       ---------      ---------
Cash, End of Period                                    $   5,971      $   7,021
                                                       ---------      ---------

        The accompanying notes are an integral part of these statements.

                       UNITED STATES AIRCRAFT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                MARCH 31, 1999 (UNAUDITED) AND SEPTEMBER 30, 1998


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

For further information, refer to the audited financial statements and footnotes thereto included in the Company's Form 10-K for the year ended September 30, 1998.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of United States Aircraft Corporation and its subsidiaries (hereinafter referred to as "the Company") except Neo Vision, Inc whose exchanges agreement was entered into on June 30, 1998. Neo Vision has not been consolidated until its acquisition has been fully assured. The balance sheet as of December 31, 1998 for Neo Vision, Inc and the related statements of operations and cash flows for the three months ended December 31, 1998 are presented in Note 3 and pro forma financial information is presented in Note 4. All intercompany transactions have been eliminated in consolidation.

For further information concerning significant accounting policies, refer to the audited financial statements and footnotes thereto in the Company's Form 10-K for the year ended September 30, 1998.

NOTE 3 - ACQUISITION - NEO VISION INC.

At June 30, 1998 the Company acquired all of the outstanding shares of Neo Vision, Inc. whose principal business purpose is to provide advertising, programming and information to remote audiences using computer, video and transmission technology throughout the United States. The merger was closed with the exchange of 2,000,000 shares of the Company's Class A common stock for all of the outstanding shares of Neo Vision, Inc. The Exchange Agreement requires that an amendment and restatement of the Company's Certificate of Incorporation be approved by the stockholders authorizing (i) the reclassification of the Company's Class A Common Stock and Class B Common Stock in a single new class of Common Stock ("New Common Stock,") pursuant to the following ratios: shares of Class A Common Stock will be reclassified into shares of New Common Stock on the basis of 10 shares of Class A Common Stock into one share of New Common Stock and 13 shares of Class B Common Stock into one share of New Common Stock; (ii) the issuance of up to 100,000,000 shares of New Common Stock: (iii) the issuance of up to 75,000,000 shares of preferred stock: (iv) the change of the name of the Company from United States Aircraft Corporation to Neo Vision Corporation and (v) make certain technical amendments to the Company's Certificate of

                       UNITED STATES AIRCRAFT CORPORATION

NOTE 3 - ACQUISITION - NEO VISION, INC. (CONTINUED)

Incorporation. The Exchange Agreement provides that if the amendment and restatement of the Certificate of Incorporation is not approved by a majority of each of the Class A and Class B stockholders, then the Neo Vision stockholders can each elect to rescind their exchange of shares with the Company.

Prior to March 31, 1999, the financial statements of Neo Vision, Inc. were not consolidated with the Company, until approval of the amendment and restatement of the Certificate of Incorporation is fully assured and, therefore, the investment was being accounted for pursuant to the cost method. At September 30, 1998, the investment in Neo Vision, Inc., representing the initial 2,000,000 Class A Common Stock shares issued for all of the outstanding shares of Neo Vision, Inc., has been recorded for financial reporting purposes at $22,965, which represents the portion of the total investment in Neo Vision, Inc. represented by the initial issuance of the Company's Class A shares.

Upon  approval  of  the  amendment  and   restatement  of  the   Certificate  of
Incorporation, an additional 4,577,560 shares of the new Common Stock were to be issued to the former stockholders of Neo Vision, Inc.

At June 30, 1998, the Company's Board of Directors believed the superior potential growth of Neo Vision, Inc., compared to the Company's then current lines of business, justified an exchange ratio where the Neo Vision, Inc. shareholders would have an approximate 80% ownership in the Company when the exchange was completed. Because the Company did not have sufficient authorized shares, the Exchange Agreement provided for the issuance of the initial 2,000,000 shares of Class A Common Stock at closing, and the issuance of the additional shares to bring their Neo Vision shareholders' interest to 80% after authorization of additional shares at a special meeting of the Company's shareholders. A preliminary proxy for the special stockholders meeting that was originally scheduled for September 24, 1998, was filed with the Securities and Exchange Commission (SEC), and contained a recommendation to the stockholders by the Company Board of Directors to vote for the amendments to the Certificate of Incorporation that would allow the issuance of the additional shares.

The Company filed its most recent amendments to the proxy statement with the SEC on February 16, 1999 and subsequent to that filing, the Company's management became concerned as to whether the reasons for recommending the original exchange ratio continued to be justified. On March 8, 1999, a special meeting of the Board of Directors of the Company was held to review the current status of the proxy for the special stockholders meeting and to make a current evaluation of the Neo Vision, Inc. acquisition. The Board meeting was adjourned to allow management and the Board to further evaluate the transaction.

As a result of the further evaluation, the Company Board of Directors determined that a current evaluation of the original factors does not justify an 80% ownership of the Company by the former Neo Vision, Inc. shareholders.
Accordingly, the Company Board of Directors has concluded that they could no longer recommend a vote to amend and restate the Company's Certificate of Incorporation that would authorize the New Common Stock to allow the completion

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 3 - ACQUISITION - NEO VISION, INC. (CONTINUED)

of the exchange based on the proposed exchange ratio. Because of announced negative votes by members of the Company's Board of Directors, it was determined that the proposal to restate and amend the Company's Certificate of Incorporation would be defeated.

Because of the non-approval of the New Common Stock, each of the six former Neo Vision, Inc. shareholders had a right to elect to rescind the Exchange Agreement. An election notice and form was provided to the former Neo Vision, Inc. shareholders on March 18, 1999 with the election to be made by them no later than March 31, 1999. All six of the former Neo Vision shareholders have elected not to rescind. Accordingly, the Company will continue to own 100% of the outstanding shares of Neo Vision, Inc. and in accordance with the terms of the Exchange Agreement, the Company will issue no additional shares to the former Neo Vision, Inc. shareholders.

Accordingly, on March 31, 1999, the acquisition of Neo Vision, Inc. became fully assured and Neo Vision, Inc. is included in the consolidated balance sheet with the acquisition being accounted for by the purchase method. The 2,000,000 shares of Class A common stock has been recorded for accounting purposes at $22,965. The $22,965 purchase price exceeds the book value of the net assets of Neo Vision, Inc. at the March 31, 1999 date of acquisition by $1,097,061 which has been allocated to the cost of the video wall systems software and technology.

The video wall systems software and technology will be depreciated over a fifteen year period using the straight line method. Operations of Neo Vision, Inc. will be included in the consolidated statement of operations from March 31, 1999, the date of acquisition.

Supplemental   cash  flow  information   related  to  the  assets  acquired  and
liabilities assumed from the acquisition of Neo Vision, Inc., is as follows:

                Assets
                  Accounts receivable                 $   35,652
                  Prepaid expenses                         3,097
                  Property and equipment               1,524,946
                  Other                                   18,786
                                                      ----------
                      Total                           $1,582,481
                                                      ==========
                Liabilities
                  Notes payable                           20,170
                  Accounts payable                       233,818
                  Accrued expenses                       106,836
                  Deferred income                         11,850

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

NOTE 3 - ACQUISITION - NEO VISION, INC. (CONTINUED)


                    Convertible debentures &
                        interest                         740,480
                    Due to USAC                          310,705
                    Minority interest                    136,096
                                                      ----------
                        Total                         $1,559,955
                                                      ==========
                Class A common shares of the
                     Company issued for
                     acquisition                      $   22,965
                                                      ----------
                Cash provided from
                     acquisition                      $      439
                                                      ----------

              UNITED STATES AIRCRAFT CORPORATION, AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACQUISITION - NEO VISION, INC. (CONTINUED).

The following unaudited consolidated statements of operations of Unites States Aircraft Corporation for the six months ended March 31, 1999 sets forth the consolidation of United States Aircraft Corporation with Neo Vision, Inc. under the purchase method of accounting as if the acquisition was completed on October 1, 1998.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1999

                                        United States
                                        Aircraft Corp.                       Pro Forma      Neo Vision
                                      and Subsidiaries   Neo Vision, Inc.   Adjustments    Corporation
                                      ----------------   ----------------   -----------    -----------
Revenue
 Real estate education                  $   257,841                                        $   257,841
 Travel Agency                              632,454                                            632,454
 Video Wall advertising                                   $   209,008                          209,008
 Other                                      180,000                         (180,000)(1)
                                        -----------       -----------                      -----------
Total revenue                           $ 1,070,295           209,008                      $ 1,099,303
                                        -----------       -----------                      -----------
Expenses
 Cost of sales                          $   553,187       $    81,035                      $   634,222
 Personnel expenses                         182,478            67,436                          249,914
 Facility cost                               34,757             8,147                           42,904
 Other operating cost                        67,681           257,296                          324,977
 General and administration                  93,735           180,000       (180,000)(1)        93,735
 Depreciation and amortization               21,981            27,237         36,568 (2)        85,786
                                        -----------       -----------                      -----------
 Total expenses                         $   953,819       $   621,151                      $ 1,431,538
                                        -----------       -----------                      -----------
Income (loss) before interest Expense       116,476          (412,143)                         332,235
Interest expense                              6,873            54,235                           61,108
                                        -----------       -----------                      -----------

Net income (loss)                       $   109,603       $  (466,378)                     $  (393,343)
                                        ===========       ===========                      ===========
Pro forma net income (loss) per
share (3)

----------
(1)  To eliminate intercompany management fees.
(2) Pro forma depreciation of the video wall systems software and technology on the straight line method over an estimated useful life of 15 years.
(3)  Based on weighted average shares of 14,890,305.

                          INDEPENDENT AUDITORS' REPORT


To The Shareholders and Board of Directors of
Neo Vision, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheet of Neo Vision, Inc. and Subsidiary as of September 30, 1998, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neo Vision, Inc. and Subsidiary as of September 30, 1998, and the results of its operations, changes in shareholders' equity (deficit), and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                /s/ Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
December 2, 1998

                         NEO VISION, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               September 30, 1998

                                     ASSETS
Current Assets:
  Cash and cash equivalents (Note 1)                                $    83,577
  Accounts receivable, net (Note 1)                                      22,699
  Debt issue costs, net (Note 1)                                         18,588
  Prepaid expenses                                                        1,349
                                                                    -----------
     Total Current Assets                                               126,213
                                                                    -----------
Property and Equipment: (Note 1)
  Furniture and fixtures                                                  9,783
  Home office equipment                                                  92,565
  Video walls                                                           519,655
                                                                    -----------
                                                                        622,003
Less: accumulated depreciation                                          (37,909)
                                                                    -----------
                                                                        584,094
                                                                    -----------
Deposits                                                                 10,000
Deferred Financing costs (Note 1)                                         8,768
                                                                    -----------

     Total Assets                                                        18,768
                                                                    -----------
                                                                    $   729,075
                                                                    ===========
                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Note payable (Note 2)                                             $    15,000
  Convertible debentures (Note 3)                                       800,750
  Accounts payable                                                      273,721
  Accrued taxes and other                                                25,950
  Accrued interest payable                                               57,312
  Deferred revenue                                                       15,148
  Due to a related entity (Note 4)                                       80,373
                                                                    -----------

     Total Current Liabilities                                        1,268,254
                                                                      =========

Commitments (Note 5)                                                         --

Minority Interests (Note 1)                                             130,436
                                                                    -----------
Shareholders' Equity (Deficit):
  Common stock, $.001 par value, 25,000,000
   shares authorized, 6,250,000 shares issued
   and outstanding                                                        6,250
  Accumulated deficit                                                  (675,865)
                                                                    -----------
                                                                       (669,615)
                                                                    -----------
     Total Liabilities and Shareholders'
       Equity (Deficit)                                             $   729,075
                                                                    ===========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                         NEO VISION, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     For The Year Ended September 30, 1998


Revenues                                                              $ 102,954

Operating Costs and Expenses:
  Personnel expenses                                                    271,888
  Facility costs                                                         73,480
  Sales and marketing expense                                            60,341
  General and administrative expenses                                   244,406
  Depreciation and amortization                                          37,909
                                                                      ---------

Loss from Operations                                                   (585,070)

Interest expense                                                       (135,359)

Minority Interest in NV-1, LLC Loss                                      44,564
                                                                      ---------

Net Loss                                                              $(675,865)
                                                                      =========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                         NEO VISION, INC. AND SUBSIDIARY
       CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY(DEFICIT)
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998


                                                                       Total
                                                                       Share-
                                      Common Stock                     Holders'
                                      ------------      Accumulated    Equity
                                   Shares     Amount      Deficit     (Deficit)
                                   ------     ------      -------     ---------

Balance at September 30, 1997           --    $   --    $      --     $      --

Stock issued for services        6,250,000     6,250           --         6,250

Net loss for the year ended
September 30, 1998                      --        --     (675,865)     (675,865)
                                 ---------    ------    ---------     ---------

Balance at September 30, 1998    6,250,000    $6,250    $(675,865)    $(669,615)
                                 =========    ======    =========     =========



                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                         NEO VISION, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     For The Year Ended September 30, 1998
Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
  Cash received from customers                                        $  80,255
  Cash paid to suppliers and employees                                 (349,163)
  Interest paid                                                         (78,047)
                                                                      ---------
     Net cash used by operating
      activities                                                       (346,955)
                                                                      ---------
Cash flows from investing activities:
  Purchase of fixed assets                                             (622,003)
                                                                      ---------
     Net cash used by investing
      activities                                                       (622,003)
                                                                      ---------
Cash flows from financing activities:
  Proceeds from debt                                                     25,000
  Proceeds from convertible debentures                                  782,162
  Capital contributions of minority interests                           175,000
  Advances from parent company                                           80,373
  Repayment of debt                                                     (10,000)
                                                                      ---------
     Net cash provided by financing
      activities                                                      1,052,535
                                                                      ---------

Net increase in cash and cash equivalents                                83,577

Cash and cash equivalents at beginning of year                               --
                                                                      ---------

Cash and cash equivalents at end of year                              $  83,577
                                                                      =========
                   The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                         NEO VISION, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
                     For The Year Ended September 30, 1998

Reconciliation of Net Loss to Net Cash
Used by Operating Activities:

Net Loss                                                              $(675,865)
                                                                      ---------
Adjustments to reconcile net loss to
 net cash used by operating activities:

  Depreciation and amortization                                          37,909
  Minority interest in NV-1, LLC Loss                                   (44,564)
  Stock issued for services                                               6,250

Changes in Assets and Liabilities:
  Accounts receivable, net                                              (22,699)
  Prepaid expenses                                                       (1,349)
  Deposits                                                              (10,000)
  Financing costs                                                        (8,768)
  Accounts payable                                                      273,721
  Accrued taxes and other                                                25,950
  Accrued interest payable                                               57,312
  Deferred revenue                                                       15,148
                                                                      ---------

                                                                        328,910
                                                                      ---------
Net cash used by operating activities                                 $(346,955)
                                                                      =========

                  The Accompanying Notes are an Integral Part
                    of the Consolidated Financial Statements

                         NEO VISION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
     ESTIMATES:

     NATURE OF OPERATIONS:

     Neo Vision, Inc. is a Corporation which was duly formed and organized under the laws of the State of Arizona on June 29, 1997. The Company was dormant until October 1, 1997 when operations commenced. The principal business purpose of the Company is to provide advertising, programming and information to remote audiences using computer, video and transmission technology throughout the United States.

     NV-1, LLC, is a limited liability company which was formed in August, 1997. The Company was dormant until October 1, 1997 when operations commenced. Neo Vision, Inc. owns an approximate seventy-five percent (75%) interest in the company. The principal business purpose of the Company is to own and operate a video screen, using Neo Vision, Inc.'s technology, at Meadows Mall in Las Vegas, Nevada. Minority Interests represents capital contributions of NV-1, LLC's minority partners less their proportionate share of that entities losses.

     ACQUISITION:

     On June 30, 1998, the Company entered into an exchange agreement with United States Aircraft Corporation by exchanging all of its common stock for 2,000,000 shares of Class A common stock of United States Aircraft Corporation (USAC). Up to an additional 4,577,560 shares will be exchanged upon USAC's shareholders approving a change in their equity structure, as well as several other conditions occurring. The acquisition constituted a tax-free reorganization and will be accounted for as a reverse merger with Neo Vision, Inc. as the accounting acquirer. The consolidated financial statements include only the results of the Company for the period presented, as the transaction can be reversed if the approval of the USAC shareholders is not received.

     PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include the accounts of Neo Vision, Inc., and its subsidiary, NV-1, LLC. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

     PERVASIVENESS OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     IMPAIRMENT OF LONG-LIVED ASSETS:

     The Company requires that long-lived assets and certain indentifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and a review of industry conditions. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or net realizable value.

     REVENUE RECOGNITION:

     The Company recognizes revenue from advertisers buying time on the video walls ratably as the spots are run, and in accordance with the contract terms.

                         NEO VISION, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF
     ESTIMATES: (CONTINUED)

     CASH EQUIVALENTS:

     Cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

     ACCOUNTS RECEIVABLE:

     The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible
     accounts  receivable.   At  September  30,  1998,  no  allowance  has  been
     established for potentially uncollectible accounts receivable, as in the opinion of management, all amounts are considered fully collectible.

     DEBT ISSUE COSTS:

     Debt issue costs represent costs incurred in connection with the Company's convertible debenture offering. Debt issue costs are being amortized ratably over the life of the debentures. Amortization expense for the year ended September 30, 1998 was $74,351.

     PROPERTY AND EQUIPMENT:

     Propertyand equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the year ended September 30, 1998, depreciation expense was $37,909.

     A summary of the estimated useful lives is as follows:

     Furniture and fixtures                          5 years
     Home office equipment                           5 years
     Video walls                                     10 years

     DEFERRED FINANCING COSTS:

     Deferred financing costs represent costs incurred in connection with the Company's attempt to secure a bank loan. Financing costs will be charged ratably over the life of the loan if successfully completed or will be charged as a period cost if the loan is not secured (See Note 8).

     INCOME TAXES:

     For the year ended September 30, 1998, no provisions were made for federal or state income tax expense due to the net operating loss.

     Deferred income taxes arise from timing differences resulting from revenues and expenses reported for financial accounting and tax reporting purposes in different periods. Deferred income taxes represent the estimated tax asset or liability from different depreciation methods used for financial accounting and tax reporting purposes and for timing differences in the utilization of net operating loss carryforwards and valuation allowances.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The fair value of the Company's notes payable and convertible debentures is based on rates currently available from the bank for debt with similar terms and maturities. The carrying amounts of accounts receivable, debt issue costs, and deferred revenue approximate fair value because of the short-term maturity of these items.

                         NEO VISION, INC.AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.   NOTE PAYABLE:

     At September 30, 1998, note payable consisted of the following:

     $25,000 note payable to a bank, bearing interest
     at the bank's Index Rate plus 3%, due on demand;
     guaranteed by officers of the Corporation.                       $15,000
                                                                      =======
3.   CONVERTIBLE DEBENTURES:

     At September 30, 1998, convertible debentures consisted of the following:

     Series A, bearing  interest at 12%, payable in common stock, convertible  at a rate of $1.00  per  share,  due  December,
     1998.                                                              $472,000

     Series B, bearing  interest at 10%, payable in common stock,
     convertible  at a rate of $1.00 per  share,  due May,  1999.        190,000


     Series C, bearing  interest at 12%, payable in common stock,
     convertible  at a rate of $1.25 per  share,  due May,  1999.        138,750
                                                                        --------
                                                                        $800,750
                                                                        ========

     The debentures further provide for automatic conversion into common stock of the Company upon completion of a transaction resulting in the issuance of unrestricted securities. If all of the debentures convert, Neo Vision, Inc. would issue 833,325 shares of its common stock as of September 30, 1998, to convert the outstanding principal balance of $800,750 and accrued interest of $57,312.

     As of the date of this report, the Series A convertible debentures have not been paid. The conversion is pending completion of the acquisition (See
     Note 1).

     The Company further agreed to engage a consultant to assist in the placement of the debentures. The agreement provides for the payment of a 5% finders fee, plus the issuance of 756,828 shares of Neo Vision, Inc. common stock when certain provisions are met, plus warrants for the purchase of 160,150 shares of Neo Vision, Inc. at $3.00 per share. None of the warrants have been exercised as of September 30, 1998. Issuance of the common stock has been held in abeyance pending the acquisition.

4.   RELATED PARTY TRANSACTIONS:

     DUE TO A RELATED ENTITY:

     At September 30, 1998, $80,373 is due to USAC. The amount represents the balance due from a $90,000 management fee charged by USAC, which is included in general and administrative expenses of the Company for the quarter ended September 30, 1998. The amount is non-interest bearing, and considered short-term in nature.

     STOCKHOLDERS' EQUITY:

     During the year ended September 30, 1998, 6,250,000 shares of the Company's Common Stock was issued to the six founding stockholders for actual costs incurred during the organization of the Company.

5.   LEASE OBLIGATIONS:

     The Company leases office space in Phoenix, Arizona under cancellable operating lease agreements with a related entity. Rent expense under these lease agreements for the year ended September 30, 1998 was $17,610.

                         NEO VISION, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.   LEASE OBLIGATIONS: (CONTINUED)

     The Company also leases wall space for its video walls at McCarran Airport and Meadows Mall in Las Vegas, Nevada under non-cancellable operating lease agreements, expiring in June, 2003 and September, 2002, respectively. The base rent under the McCarran lease is increased annually by the greater of five percent (5%) per annum, or base rent plus twenty percent (20%) of the gross billings for advertising on the video walls. The Meadows Mall agreement provides for the payment of rent at a rate of fifteen percent (15%) of the gross consideration received for advertising on the video walls. Rent expense under these lease agreements for the year ended September 30, 1998 was $87,818.

     In  addition,   the  Company  is  currently  leasing  a  computer  under  a cancellable operating lease agreement. Rent expense under the lease agreement for the year ended September 30, 1998 was $1,320.

     A schedule of future minimum lease payments due under the non-cancellable operating leases at September 30, 1998, is as follows:

                Year
               Ending                  Amount
               ------                  ------
                1999                 $  243,250
                2000                    255,412
                2001                    268,183
                2002                    281,592
                2003                    212,714
                                     ----------
                                     $1,261,151
                                     ==========

6.   INCOME TAXES AND DEFERRED INCOME TAXES:

     For the year ended September 30, 1998, components of deferred income taxes, are as follows:

     Long-Term Asset(Liability):

     Net operating loss carryforward                  $ 290,000
     Accumulated depreciation                            (1,000)
                                                      ---------
                                                        289,000
     Less: valuation allowance                         (289,000)
                                                      ---------
                                                      $      --
                                                      =========

     At September 30, 1998, the Company had federal and state net operating loss carryforwards available to offset future federal and state taxable income, in the approximate amount of $680,000 expiring primarily through September 30, 2013 and 2003, respectively.

     Management has established a valuation allowance equal to the benefit of the net operating loss carryforward as utilization of that benefit is uncertain.

                         NEO VISION, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.   CONSOLIDATED STATEMENT OF CASH FLOWS:

     Non-Cash Investing and Financing Activities:

     The Company recognized investing and financing activities that affected assets and liabilities, but did not result in cash receipts or payments:

     For the year ended September 30, 1998, these non-cash activities are as follows:

          Stock in the amount of $6,250 was issued for services performed.

          The minority interest loss in NV-1, LLC was $44,564.

          Convertible debentures were issued net of costs of $92,939.

8.   GOING CONCERN:

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained continuing operating losses.

     The primary business of the Company is to provide advertising, programming, and information to remote audiences using video walls. Three of these video walls began operating primarily in June, 1998, the end of the development phase, and were not yet profitable in the year ended September 30, 1998.

     As shown in the accompanying statement of operations, the Company has incurred a net loss of $675,865 for the year ended September 30, 1998. Unaudited information subsequent to September 30, 1998 indicates that losses are continuing. As of September 30, 1998, the accompanying balance sheet reflects $669,615 in net stockholders' deficit and negative working capital of $1,142,041.

     The above conditions indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Management has received agreements from most of the debenture holders to convert their convertible debentures and related accrued interest into shares of USAC upon completion of the acquisition. The conversion of the debentures results in a pro forma net equity of approximately $175,000. Further, the Company has received a letter of intent for a $250,000 sale and leaseback of the installed equipment at one of its locations, which management expects to be funded before mid-February, 1999, pending the completion of the lender's due diligence procedures. In addition, the monthly sales of advertising have been increasing since the end of the development phase, resulting in management's expectation of attaining positive cash flow from operations commencing in 1999.

                                   APPENDIX I


                   FIRST RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       UNITED STATES AIRCRAFT CORPORATION

         1. The name of the corporation is UNITED STATES AIRCRAFT CORPORATION (which is hereinafter referred to as the "Corporation").

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 6, 1978.

         3. This First Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, duly executed, and acknowledged by the officers of the Corporation, and duly adopted in accordance with the provisions of Sections 103, 242, and 245 of the General Corporation Law of the State of Delaware, and restates, integrates, and further amends the provisions of the Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation and all amendments thereto prior to the date of such filing, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

         4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME


         The name of the Corporation shall be Neo Vision Corporation.


                                   ARTICLE II

                                     ADDRESS

         The registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Prentice-Hall Legal and Financial Services.

                                   ARTICLE III

                                     PURPOSE

         The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                      STOCK

         The total number of shares of stock that the Corporation shall have the authority to issue is one hundred seventy five million (175,000,000) consisting of one hundred million (100,000,000) shares of a single class of Common Stock (the "Common Stock" or the "New Common Stock"), par value of each share of Common Stock shall be one-tenth of one cent ($.001) and seventy-five million (75,000,000) shares of Preferred Stock, par value of each share of Preferred Stock shall be one-tenth of one cent ($.001).

         Effective at the time of the filing with the Secretary of State of the State of Delaware of the First Restated Certificate of Incorporation of the Corporation, which INTER ALIA, adds this paragraph to Article IV thereof, each share of the Corporation's Class A Common Stock, par value $.50 per share, issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified into one-fifth (1/5) of a share of New Common Stock, par value $.001 per share, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class A Common Stock, par value $.50 per share, shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which the shares of Class A Common Stock represented by such stock certificate were reclassified pursuant hereto. Notwithstanding the foregoing sentence, no person shall hold a fractional share of New Common Stock of the Corporation as a result of the foregoing reclassification of Class A Common Stock, but instead of any fraction of a share which would otherwise result from such reclassification, the Corporation shall, upon the surrender for cancellation by any former holder of Class A Common Stock of any certificate formerly representing shares of the Corporation's Class A Common Stock pay in cash in respect of such fraction in an amount equal to the product of (x) such fraction and (y) $fair value of one share of Class A Common Stock.

         Effective at the time of the filing with the Secretary of State of the State of Delaware of the First Restated Certificate of Incorporation of the Corporation which, INTER ALIA, adds this paragraph to Article IV thereof, each share of the Corporation's Class B Common Stock, par value $.001 per share, issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified into two-thirteenth (2/13) of a share of New Common Stock, par value $.001 per share, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class B Common Stock, par value $.001 per share, shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which the shares of Class B Common Stock represented by such stock certificate were reclassified pursuant hereto. Notwithstanding the foregoing sentence, no person shall hold a fractional share of New Common Stock of the Corporation as a result of the foregoing reclassification of Class B Common Stock, but, instead of any fraction of a share which would otherwise result from reclassification, the Corporation shall, upon the surrender for cancellation by any former holder of Class B Common Stock of any certificate formerly representing shares of the Corporation's Class B Common Stock pay cash in respect of such fraction in an amount equal to the product of (x) such fraction and (y) $fair value of one share of Class B Common Stock.

                                   Section 1.

         COMMON STOCK. The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its Common Stock stockholders, out of assets or funds of the Corporation legally available therefor, a portion of its assets, in cash or property.

         The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase shares of its own Common Stock out of assets or funds of the Corporation legally available therefor.

          The Corporation may issue rights and options to purchase shares of Common Stock of the Corporation to Directors, Officers or employees of the Corporation or any affiliate thereof, and no stockholder approval or ratification of any such issuance of rights and options shall be required.

                                   Section 2.

         PREFERRED STOCK. The Corporation shall have authority to issue its Preferred Stock in one or more series. The Board of Directors is vested with authority to establish and designate series and to fix the number of shares to be included in each such series and the rights, powers, preferences and limitations, qualification, or restriction of each such series, subject to the provisions set forth below. If the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

               a. The number of shares constituting that series and the distinctive designation of that series;

               b. Whether dividends, if any, shall be cumulative or non cumulative and, if so, from which date or dates, and the rights with respect to dividends of the series;

               c. Whether that series shall participate in unlimited dividend rights, and, if so, the extent of such participation;

               d. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including whether it shall vote as a separate series, or with other series of Preferred Stock, or as one class with the holders of Common Stock, with or without other series of Preferred Stock, and whether differently as to different matters, or any combination of the foregoing;

               e. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               f. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               g. The amounts payable on the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               h. Restrictions on the issuance of shares of the same series or of any other class or series; and

               i. Any other rights, preferences and limitations of that series.

         Dividends on outstanding Preferred Stock of each series shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

         Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution shall be made to the holders of the Common Stock, the amounts determined to be payable on the Preferred Stock of each series in the event of voluntary or involuntary liquidation.

         No holder of Preferred Stock shall be entitled to any preemptive rights.

         The Corporation may issue rights and options to purchase shares of Preferred Stock of the Corporation to Directors, Officers or employees of the Corporation or any affiliate thereof, and no stockholder approval or ratification of any such issuance of rights and options shall be required.

                                    ARTICLE V

                               BOARD OF DIRECTORS

        The number of persons to serve on the Board of Directors shall be fixed or in the manner provided by the Bylaws.

                                   ARTICLE VI

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

         The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by the GCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

                              ELECTION OF DIRECTORS

         All elections of Directors will be by ballot vote where a ballot vote is demanded by any person entitled to vote prior to the time the voting begins; otherwise, a voice vote will suffice.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         The Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted by the action of the Board of Directors or the stockholders, in accordance with the provisions set forth below:

                                   Section 1.

         BY ACTION OF THE BOARD OF DIRECTORS. The Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted by the action of the Board of Directors only upon the affirmative vote of a majority of the entire Board of Directors. Such vote may be taken at any annual, regular or special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of the new bylaws shall be contained in the notice of such annual, regular or special meeting.

                                   Section 2.

         BY ACTION OF THE STOCKHOLDERS. The Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders only upon the affirmative vote as to all the stock held by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article IX), voting together as a single class. Such vote may be taken at any annual or special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of the new bylaws shall be contained in the notice of such annual or special meeting.

                                   ARTICLE IX

                  BOARD CONSIDERATIONS UPON SIGNIFICANT EVENTS

         The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or substantially all of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

         In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article IX must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class. Voting Stock is defined as all issued and outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this First Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options, or otherwise.

                                    ARTICLE X

         In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal of this
Article X must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article IX), voting together as a single class.

                                   ARTICLE XI

                               STOCKHOLDER CONSENT

         No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of
stockholders,   unless  the  action  to  be  effected  by  written   consent  of
stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

         In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal of this
Article XI must be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article IX), voting together as a single class.

         IN WITNESS WHEREOF, this First Restated Certificate of Incorporation has been signed this ____ day of June, 1999.


                                     UNITED STATES AIRCRAFT CORPORATION



                                     By:
                                        ------------------------------
                                        Harry V. Eastlick, President

                       UNITED STATES AIRCRAFT CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                                  JUNE 29, 1999

         The undersigned stockholder of UNITED STATES AIRCRAFT CORPORATION, a Delaware corporation (the "Corporation") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated June 15, 1999 and hereby appoints Harry V. Eastlick as proxy and attorney-in-fact, with full power of substitution on behalf of and in the name of the undersigned, to represent the undersigned at a Special Meeting of Stockholders of the Corporation, to be held on June 29, 1999, at 10:00 a.m., Arizona time, at the offices of the Corporation, and at any adjournment or adjournments thereof, and to vote all shares of Class A Common Stock and Class B Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. All defined terms have the meaning set forth in the Proxy Statement.

     1. Approval and adoption of the amendment and restatement of the Corporation's Certificate of Incorporation to:

          a. Authorize the issuance of up to 100,000,000 shares of New Common Stock, $.001 par value per share.

          b. Reclassify the Corporation's Class A Common Stock and Class B Common Stock into shares of New Common Stock on the basis of five
               (5) shares of Class A Common Stock into one (1) share of New Common Stock and six and one-half (6 1/2) shares of Class B Common Stock into one (1) share of New Common Stock.

          c.   Authorize  the issuance of up to  75,000,000  shares of Preferred
               Stock.

          d.   Change the name of the Corporation to Neo Vision Corporation.

          e. Approve certain technical amendments set forth in the Company's First Restated Certificate of Incorporation attached as Appendix I to the Proxy Statement/Prospectus.

                   [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR RATISFICATION AND APPROVAL OF THE EXCHANGE
AGREEMENT; FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION; AND AS SAID PROXY IS DEEMED ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

         The said attorney-in-fact or substitute as shall be present and shall act at said meeting or any adjournment or adjournments thereof and shall have and may exercise all of the powers of said attorney-in-fact hereunder.


                              Dated:                     , 1999
                                    ---------------------

                              ---------------------------------
                              Signature

                              ---------------------------------
                              Signature

                              (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)